OUTSOURCING SOLUTIONS INC.

                           --------------------------

                         CONSENT SOLICITATION STATEMENT

                            ------------------------

       Relating to its 11% Senior Subordinated Notes due November 1, 2006

                               CUSIP No. 690132AC9

                            ------------------------

        Outsourcing Solutions Inc., a Delaware corporation (the "Company"), is hereby soliciting consents (the "Consents"), on the terms and subject to the conditions set forth in this Consent Solicitation Statement (as it may be supplemented or amended from time to time, the "Consent Statement") and the related Consent Form (as it may be supplemented or amended from time to time, the "Consent Form" and together with the Consent Statement, the "Solicitation") from holders (each, a "Holder" and, collectively, the "Holders") of at least a majority of the aggregate principal amount of its outstanding 11% Senior Subordinated Notes due November 1, 2006 (the "Notes") issued pursuant to the Indenture, dated November 6, 1996 (the "Indenture"), among the Company, the subsidiary guarantors named therein (collectively, the "Guarantors") and Wilmington Trust Company, as trustee (the "Trustee"), to the waiver of: (i) the Company's obligations under Section 4.15 of the Indenture, including its obligation to make a Change of Control Offer in connection with the recapitalization of the Company (the "Recapitalization") by an investor group led by an affiliate of Madison Dearborn Partners, Inc. ("MDP"); and (ii) the failure by the Company to comply with certain technical requirements relating to the qualification and operation of its financing subsidiary, OSI Funding Corp. ("OSI Funding"), as an Unrestricted Subsidiary under the Indenture and any and all consequences arising therefrom under the Indenture (collectively, the "Waivers").

        The Company is offering to pay to each Holder who provides its Consent at or prior to 5:00 p.m., New York City time, on the Expiration Date (as defined below) a payment of $100 per $1,000 of principal amount of Notes (the "Consent Payment"). The Company will not be obligated to make any Consent Payment in respect of any Consents not provided at or prior to 5:00 p.m., New York City time, on the Expiration Date. Subject to the consummation of the Recapitalization, the Consent Payment will be made on the Consent Payment Date (as defined below). Capitalized terms used in this Consent Statement and not otherwise defined herein have the meanings ascribed to them in the Indenture.

        In order to receive the Consent Payment, Holders of Notes must provide their Consents (and not have revoked such Consents) at or prior to 5:00 p.m., New York City time, on November 19, 1999 (the "Expiration Date"), unless extended by the Company in its sole discretion. The Company reserves the right to extend the Solicitation on a daily basis until 5:00 p.m., New York City time, on the date on which the Requisite Consents (as defined below) have been obtained. Consents may be revoked at any time prior to the date on which the Company receives the Requisite Consents.

        MDP's   obligation  to  complete  the   Recapitalization   is  expressly
conditioned upon the Company receiving the Requisite Consents to the Waivers. See "The Recapitalization - Conditions."

        See "Certain Considerations" for a discussion of certain factors that should be considered in evaluating the Solicitation.

                 The Solicitation Agent for the Solicitation is:

                          Donaldson, Lufkin & Jenrette

                                November 9, 1999

        Any Holder desiring to give its Consent should either (i) complete and sign the Consent Form (or a facsimile thereof) in accordance with the instructions in the Consent Form and mail or deliver it to MacKenzie Partners, Inc., the information and tabulation agent (the "Information Agent") or (ii) request such Holder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such Holder. A Holder who has Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact that entity if such Holder desires to give its Consent. A Letter of Instruction is contained in the solicitation materials provided along with this Consent Statement which may be used by a beneficial owner to instruct the record Holder to deliver Consents.

        In the event that the Solicitation is withdrawn or otherwise not completed, the Consent Payment will not be paid or become payable to Holders of the Notes who have validly delivered their Consents in connection with the Solicitation. The Solicitation may be abandoned or terminated by the Company at any time prior to the Consent Payment Date for any reason. The record date for purposes of the Solicitation is November 5, 1999 (the "Record Date").

        If Consents are received from registered Holders of at least a majority of the aggregate principal amount of the outstanding Notes as of the Record Date, such Consents will apply to all Notes issued under the Indenture and each Holder of such Notes will be bound by such Consents regardless of whether such Holder executed a Consent.

        NEITHER  THE  COMPANY  NOR  DONALDSON,   LUFKIN  &  JENRETTE  SECURITIES
CORPORATION (THE "SOLICITATION AGENT") MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD PROVIDE THEIR CONSENTS IN RESPONSE TO THE SOLICITATION.

        Any questions regarding the Solicitation should be directed to the Solicitation Agent. Requests for additional copies of this Consent Statement and the Consent Form may be directed to the Information Agent. Beneficial owners may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Solicitation.

        THIS SOLICITATION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH SOLICITATION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS CONSENT STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

FORWARD LOOKING STATEMENTS

        This Consent Statement (including the documents incorporated or deemed incorporated by reference herein) includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical fact provided or incorporated by reference herein are forward looking statements and may contain information about financial results, economic conditions, trends and known uncertainties. The forward-looking statements contained or incorporated by reference herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such a difference include, but are not limited to: (i) general economic or business conditions affecting the account receivables management services industry, either nationally or regionally, being less favorable than expected; (ii) expected synergies, economies of scale and cost savings from recent acquisitions by the Company not being fully realized or realized within the expected time frames; (iii) costs or operational difficulties related to integrating the operations of recently acquired companies with the Company's operations being greater than expected;
(iv) increased competition in the accounts receivable management services industry; (v) implementation of or changes in the laws, regulations or policies governing the accounts receivable management industry that could negatively affect such industry; (vi) changes in general economic conditions in the United States; (vii) the other factors discussed under the caption "Certain Considerations" included elsewhere in this Consent Statement; and (viii) factors discussed from time to time in the Company's public filings, including the Annual Report on Form 10-K for the year ended December 31, 1998. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief or expectations only as of the date hereof. Neither the Company nor the Solicitation Agent undertakes any obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. In addition to the disclosure contained herein, readers should carefully review any disclosure of risks and uncertainties contained in other documents the Company files or has filed from time to time with the Commission pursuant to the Exchange Act. See "Additional Information; Incorporation of Certain Information by Reference."

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SUMMARY ..................................................................   1

BACKGROUND OF THE SOLICITATION............................................   3
        Outsourcing Solutions Inc.........................................   3
        Purpose of the Solicitation.......................................   3
        Source of Funds for Consent Payments..............................   3

THE RECAPITALIZATION......................................................   4
        General...........................................................   4
        Sources and Uses..................................................   5
        Conditions........................................................   5
        Indemnification...................................................   6
        Termination.......................................................   6
        Ancillary Agreements..............................................   6
        The Purchaser.....................................................   7
        Management........................................................   7
        New Senior Credit Facility........................................   8

THE SOLICITATION..........................................................  11
        Purpose of the Solicitation.......................................  11
        Consent Payment...................................................  13
        Requisite Consents; Record Date; Effective Date;
           Expiration Date................................................  13
        Waiver; Extensions; Amendments....................................  13
        Consent Procedures................................................  14
        Withdrawal Rights.................................................  16
        Fees and Expenses.................................................  16
        Information, Tabulation and Paying Agents.........................  17

CAPITALIZATION............................................................  18

UNAUDITED PRO FORMA FINANCIAL DATA........................................  19

CERTAIN CONSIDERATIONS....................................................  24
        Substantial Leverage; Ability to Service Debt.....................  24
        Additional Borrowings Available...................................  25
        Substantial Restrictions and Covenants............................  25
        Subordination; Asset Encumbrances.................................  25
        Control by Principal Stockholder..................................  26
        Holding Company Structure.........................................  26
        Competition.......................................................  26
        Impact of Governmental Regulation.................................  27
        Litigation........................................................  27
        Dependence on Key Management......................................  27
        Environmental Liabilities.........................................  27


CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS............................  28
        Tax Considerations for Consenting Holders.........................  28
        Tax Considerations for Non-Consenting Holders.....................  28
        Backup Withholding................................................  28

ADDITIONAL INFORMATION;

     INCORPORATION OF CERTAIN INFORMATION BY REFERENCE....................  29

MISCELLANEOUS.............................................................  30
ANNEX I .................................................................. A-1
ANNEX II.................................................................. A-3
ANNEX III................................................................. A-4

                                     SUMMARY

        For your convenience, the Solicitation is summarized below. The following summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information included or incorporated by reference in this Consent Statement. Holders of the Notes are urged to read carefully this Consent Statement and the documents incorporated by reference in their entirety. Each of the capitalized terms used in this summary and not defined herein has the meaning set forth elsewhere in this Consent Statement.

                                       The Solicitation

The Solicitation and            The Company is  soliciting  the  Consents  from
 Consent Payment......          the  Holders of the Notes  with  respect to the
                                Waivers.  The  Company  is  offering  to pay to
                                each Holder who  validly  consents to (and does
                                not revoke such  Consent) the Waivers  prior to
                                5:00  p.m.,   New  York  City   time,   on  the
                                Expiration  Date, the Consent  Payment for such
                                Notes.  The  Consent  Payment  will  be made on
                                the    date    of    the    closing    of   the
                                Recapitalization    (the    "Consent    Payment
                                Date").  The  Company's  obligation to make the
                                Consent Payment is expressly  conditioned upon,
                                and    subject   to,   the   closing   of   the
                                Recapitalization.

Purpose of the                  The  purpose of the  Solicitation  is to obtain
   Solicitation.......          the  Requisite  Consents  to the waiver of: (i)
                                the  Company's  obligations  under Section 4.15
                                of the  Indenture,  including its obligation to
                                make a Change of  Control  Offer in  connection
                                with the  Recapitalization and (ii) the failure
                                by  the   Company   to  comply   with   certain
                                technical    requirements   relating   to   the
                                qualification  and  operation of its  financing
                                subsidiary,  OSI  Funding,  as an  Unrestricted
                                Subsidiary  under the Indenture and any and all
                                consequences   arising   therefrom   under  the
                                Indenture.

Requisite Consents....          The duly  executed  (and not revoked)  Consents
                                of the registered Holders of a majority of the outstanding aggregate principal amount of the Notes as of the Record Date (as defined) will be required to effect the Waivers under the Indenture governing the Notes (the "Requisite
                                Consents").

Effective Date .......          The    Consents    shall    become    effective
                                immediately  upon  the  Company  receiving  the
                                Requisite   Consents  and   certifying  to  the
                                Trustee that such Requisite  Consents have been
                                received (the "Effective  Date").  The Consents
                                shall cease to be  effective  in the event that
                                the  Solicitation is abandoned or terminated by
                                the  Company  for  any  reason   prior  to  the
                                Consent Payment Date.

Expiration Date.......          The  Expiration  Date  shall  be  November  19,
                                1999.  The  Company  will not be  obligated  to
                                accept   any   Consents   received   after  the
                                Expiration   Date.  The  Company  reserves  the
                                right to extend the Solicitation on a daily basis until 5:00 p.m., New York City time, on the date on which the Requisite Consents have been received.

Withdrawal Rights.....          Consents  may be  revoked  at any time prior to
                                the Effective Date by following the procedures described herein.

Record Date...........          Date  The   Record  Date  for  purposes  of  the
                                Solicitation  is   the   close  of  business  on
                                November 5, 1999. Only Holders of Notes as of the Record Date may execute Consentsand receive the Consent Payment.

Waiver; Extensions;             The Company  expressly  reserves the right,  in
  Amendments..........          its  sole  discretion,  subject  to  applicable
                                law,  at any  time or from  time  to  time,  to
                                waive  any  conditions  to  the   Solicitation,
                                extend the  Expiration  Date or amend the terms
                                of   the    Solicitation   or   terminate   the
                                Solicitation before the Consent Payment Date whether or not the Requisite Consents have been received.

Brokerage Commissions.          No  brokerage  commissions  are  payable by the
                                Holders  of  the  Notes  to  the   Solicitation
                                Agent, the Information Agent, the Company or the Paying Agent (as defined below).

Solicitation Agent....          Donaldson,   Lufkin   &   Jenrette   Securities
                                Corporation.

Information and
  Tabulation Agent....          MacKenzie Partners, Inc.

Paying Agent..........          U.S.  Bank  Trust  National   Association  (the
                                "Paying Agent").

Further Information...          Additional  copies  of this  Consent  Statement
                                may be obtained by contacting  the  Information
                                Agent  or  the  Solicitation   Agent  at  their
                                respective  telephone numbers and addresses set
                                forth  on  the  back  cover  of  this   Consent
                                Statement.   Copies  of  the  other   documents
                                incorporated   by   reference   herein  may  be
                                obtained as described  below under  "Additional
                                Information;     Incorporation    of    Certain
                                Information by Reference."

See "Certain Considerations" beginning on page 24 for a discussion of certain factors that should be considered in evaluating the Solicitation.

                         BACKGROUND OF THE SOLICITATION

Outsourcing Solutions Inc.

        The Company is one of the largest providers of accounts receivable management services in the United States with revenues of $497.8 million for the twelve months ended June 30, 1999 (the "LTM Period"). The Company believes that it differentiates itself from its competitors by providing a full range of accounts receivable management services on a national basis that allows its customers to outsource the management of the entire credit cycle. The Company's breadth of services across all stages of the credit cycle allows it to cross-sell services to existing customers as well as to expand its customer base by providing specific services to potential customers in targeted industries. These services include contingent fee services, portfolio purchasing services and outsourcing services, which accounted for approximately 72%, 17%, and 11% of revenues for the LTM Period, respectively.

          Contingent fee services involve collecting on delinquent consumer accounts for a fixed percentage of realized collections or a fixed fee per account.

          Portfolio   purchasing   services  involve  acquiring   portfolios  of
          non-performing consumer receivables from credit grantors, servicing such portfolios and retaining all amounts collected.

          Outsourcing   services   include   contract   management  of  accounts
          receivable, billing and teleservicing.

        The customer base for the accounts receivable management industry is dominated by credit grantors in four end-markets: banks, health care, utilities, and telecommunications. Other significant sources of account placements include retail companies, and student loan and other governmental agencies. The Company's customers include a full range of local, regional and national credit grantors such as American Express, AT&T, Citigroup, First USA, Sony, Time Warner, US West, Bally's, New Jersey Department of Treasury and various student loan guaranty agencies including the California Student Aid Commission, the Great Lakes Higher Education Corporation and USA Group Guaranty Services Inc. No customer of the Company accounted for more than 5% of the Company's revenues in 1998.

        The Company was formed in 1995 by McCown De Leeuw & Co., Inc., a private equity investment firm, to acquire Account Portfolios, Inc., one of the largest purchasers and servicers of non-performing accounts receivables portfolios. Since the Company's formation it has completed six additional acquisitions and has established itself as a leading industry consolidator. The Company has experienced significant growth in its business through internal growth and acquisitions, with its revenues increasing from $29.6 million in 1995 to $497.8 million in the LTM Period.

Purpose of the Solicitation

        The purpose of the Solicitation is to obtain the Requisite Consents to the waiver of: (i) the Company's obligations under Section 4.15 of the
Indenture,  including  its  obligation  to make a  Change  of  Control  Offer in connection with the Recapitalization and (ii) the failure by the Company to comply with certain technical requirements relating to the qualification and operation of its financing subsidiary, OSI Funding, as an Unrestricted Subsidiary under the Indenture and any and all consequences arising therefrom under the Indenture. See "The Solicitation - Purpose of the Solicitation."

Source of Funds for Consent Payments

        The funds necessary to pay the Consent Payments will come out of the proceeds being raised to finance the Recapitalization. See "The Recapitalization
- Sources and Uses."

                              THE RECAPITALIZATION

General

        The Recapitalization will be effected pursuant to the Stock Subscription and Redemption Agreement, dated as of October 8, 1999 (the "Purchase Agreement"), between the Company, certain of its existing stockholders (the "Stockholders"), warrantholders (the "Warrantholders") and optionholders (the "Optionholders" and, collectively with the Stockholders and Warrantholders, the "Equityholders"), and Madison Dearborn Capital Partners III, L.P. (the "Purchaser"), a private equity investment fund.

        The Recapitalization will be effected under the terms of the Purchase Agreement as follows:

          Certain new investors, which may include the Purchaser, will purchase from the Company 100,000 units for an aggregate purchase price of $100.0 million. Each unit will consist of one share of 14% Senior Mandatorily Redeemable Preferred Stock (the "Preferred Stock") and a number of shares of Common Stock that, together with all other shares of Common Stock issued with the units, represents 8.7% of the fully diluted common equity of the Company as of the date of the closing of the Recapitalization (the "Closing").

          The Purchaser and certain other investors will purchase Common Stock from the Company for an aggregate purchase price ranging from $195 million to $215 million, depending upon several factors, including the Company's revolver availability at the Closing and the transaction fees and expenses of the Recapitalization payable by the Company or the Purchaser. The total number of shares of Common Stock issued to the Purchaser will represent approximately 78.0% of the fully diluted common equity of the Company as of the Closing.

          At the Closing, the Company will redeem all of its outstanding preferred stock. Certain existing stockholders will retain a portion of their shares of Common Stock (the "Rollover Shares"), such that the Rollover Shares will represent approximately 6.3% of the fully diluted common equity of the Company as of the Closing. All other shares of Common Stock (including those issued upon the conversion of all the Company's outstanding warrants) will be redeemed by the Company at the Closing (the "Redemption Shares"). Each Optionholder will elect whether to retain some or all of their options to purchase Common Stock or to have them cashed out at the Closing.

          The aggregate consideration for the Redemption Shares will be $790 million, plus or minus a working capital adjustment, and minus the sum of the Company's debt at Closing, the value of the Rollover Shares, certain fees and expenses of the Company, and amounts paid or payable by the Company with respect to change of control payments to certain employees pursuant to existing employment agreements.

        All outstanding borrowings and obligations under the Company's existing credit agreement will be replaced and refinanced by a new $475.0 million senior credit facility (the "New Senior Credit Facility") at the Closing. The New Senior Credit Facility will consist of (i) a six-year non-amortizing $75.0 million revolving credit facility (approximately $4.0 million of which is expected to be drawn at Closing) and (ii) a $400.0 million term loan facility, which will be comprised of a $125.0 million six-year amortizing term loan A facility and a $275.0 million six and one half-year amortizing term loan B facility. See "- New Senior Credit Facility."

Sources and Uses

        The following table sets forth the expected sources and uses of funds (dollars in millions) in connection with the Recapitalization, assuming the Recapitalization occurred on June 30, 1999. The actual amounts of such sources and uses may differ upon consummation of the Recapitalization and such differences may be material.


     Sources of Funds       Amount          Uses of Funds            Amount
---------------------    ----------    -------------------        ------------
Notes.................   $  100.0      Refinance Existing
                                        Senior Credit Facility...    $ 415.5

New Senior
Credit Facility:                       Assumption of the Notes...      100.0

   Term Loans.........      400.0       Redemption of Capital
                                           Stock.................      249.7
   Revolving Credit
      Loans...........        4.0      Rollover Shares...........       15.8

Preferred Stock ......      100.0      Fees and Expenses.........       24.2

Common Equity
  Investment..........      195.4      Consent Payments .........       10.0

Rollover Shares ......       15.8      Other Indebtedness .......        5.5

Other Indebtedness ...        5.5
                          ---------                               ----------
   Total Sources .....   $  820.7          Total Uses..........      $ 820.7
                          =========                               ==========


Conditions

        The Purchase Agreement contains customary conditions to the Closing, including that: (i) the representations and warranties of the parties are true and correct; (ii) the parties have performed all requirements specified in the Purchase Agreement; (iii) no preliminary injunction, decree or other order exists that would prohibit the consummation of the transaction; (iv) no statute, rule, regulation, executive order, decree or order of any kind exists that would prohibit the consummation of the transaction; (v) the parties have executed a stockholders agreement; (vi) the parties have delivered the requested certificates; and (vii) the parties have delivered the requested opinions of counsel.

        The Purchaser's obligation to complete the Recapitalization is subject to certain other conditions, including that: (i) no material adverse change has occurred; (ii) all necessary third party consents have been obtained; (iii) the Advisory Services Agreement, dated September 21, 1995, by and between OSI Holdings Corp. and MDC Management Company III, L.P. has been assigned to Purchaser; (iv) certain conditions to the financing of the Recapitalization have been satisfied including, among others, that Purchaser has obtained from the Holders, and the Trustee has taken all necessary actions with respect to, all waivers, consents and amendments necessary to (a) waive the failure by the Company to comply with certain technical requirements relating to the qualification and operation of OSI Funding as an Unrestricted Subsidiary under the Indenture and any and all consequences arising therefrom under the Indenture, and (b) have the Holders waive the Company's obligation to make a Change of Control Offer or to make a Change of Control Payment, in each case on terms and conditions Purchaser and the Company each deem satisfactory; (v) Purchaser has received the resignations, effective as of the Closing, of each non-employee director and officer of the Company and its subsidiaries other than those whom the Purchaser has specified in writing at least five business days prior to the Closing; (vi) the Company has obtained the vote of stockholders holding more than 75% of the voting power of all of the outstanding stock of the Company approving payments the Company has made or is or may be obligated to make that would be "parachute payments" (within the meaning of Internal Revenue Code ss. 280G(b)) so that any such payments either will not be excess parachute payments or will be exempt from treatment as a parachute payment under Code ss. 280G(b); (vii) the Company's preferred stock has been exchanged and the Company's nonvoting common stock has been converted as specified in the Purchase Agreement; (viii) the Company has neither received notification of the termination of its business relationship with its major customers nor experienced any material adverse change in the Company's contracts with its major customers; (ix) the stock to be redeemed has been delivered; and (x) an escrow agreement related to a potential working capital adjustment has been entered into.

Indemnification

        From and after the Closing, the Company must and the Purchaser must cause the Company to maintain in effect in the Certificate of Incorporation of the Company the provisions with respect to indemnification set forth in Article Eight of the Certificate of Incorporation of the Company as in effect at the Closing. Such provisions may not be amended, repealed, or otherwise modified for a period of six (6) years from the Closing in any manner that would adversely affect the rights thereunder of individuals (or their estates) who at the date of the Purchase Agreement and/or as of the Closing are or were directors, officers, employees or agents of the Company or its Subsidiaries, unless such modification is required by law.

Termination

        The Purchase Agreement may be terminated and the Recapitalization abandoned, at any time prior to the Closing:

        1.     by mutual consent of the Company and the Purchaser;

        2. by the Company or the Purchaser if the Recapitalization has not been completed on or before December 31, 1999 (or such later date as may be agreed to in writing by the Company and the Purchaser), by reason of the failure of any condition to the consummation of the Recapitalization which must be fulfilled to its satisfaction, provided that no party may terminate the Purchase Agreement if such failure has been caused primarily by such party's material breach of the Purchase Agreement;

        3. by either the Company or the Purchaser if (i) there are any inaccuracies, misrepresentations or breaches of the breaching party's representations or warranties in the Purchase Agreement, such that the nonbreaching party's obligation to effect the Recapitalization cannot be met, or (ii) the breaching party has breached or failed to perform in all material respects any of its material covenants or agreements contained within the Purchase Agreement as to which notice has been given to the breaching party and the breaching party has failed to cure or otherwise resolve to the reasonable satisfaction of the nonbreaching party within 15 days after receipt of such notice; or

        4. by the Company or the Purchaser if a court of competent jurisdiction or other governmental body has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Purchase Agreement and such order, decree, ruling or other action has become final and nonappealable.

        In the event of the termination of the Purchase Agreement by the Purchaser or the Company, written notice will be given to the other party or parties specifying the provision pursuant to which such termination is made, and the Purchase Agreement will become void and have no effect, and there will be no liability on the part of any party except under certain sections that survive any termination of the Purchase Agreement.

Ancillary Agreements

        Simultaneous with the Closing, an escrow agreement (the "Escrow Agreement") and a stockholders agreement (the "Stockholders Agreement") will be entered into. The Escrow Agreement will be among McCown De Leeuw & Co., Inc., as the seller's representative for the Equityholders, and an escrow agent to be identified by McCown De Leeuw & Co., Inc., as Escrow Agent (the "Escrow Agent"). The Purchase Agreement provides for adjustments to the redemption price payable for the Redemption Shares depending on Company's closing date working capital, and that as a result of such adjustments certain payments may be required to be made. To facilitate such payments, the Purchase Agreement provides for the deposit into escrow of $5.0 million otherwise payable at the Closing to the Equityholders. The Stockholders Agreement will be among the Company, the Purchaser and certain Equityholders and will provide for, among other things,
(i) the composition of the Company's Board of Directors (the "Board"); (ii) certain "drag along" and "tag along" rights among the parties thereto and (iii) certain restrictions on the ability of the Equityholders to transfer their shares of Common Stock.

The Purchaser

        MDP is one of the largest and most experienced private equity investment firms in the United States. MDP's principals manage Madison Dearborn Capital Partners III, L.P. ("MDCPIII"), a $2.2 billion investment fund raised in 1999, Madison Dearborn Capital Partners II, L.P. ("MDCPII"), a $925.0 million investment fund raised in 1996, and Madison Dearborn Capital Partners, L.P. ("MDCP"), a $550.0 million investment fund raised in 1993. Previously, MDP's principals built a $2.0 billion management buyout and venture capital portfolio at First Chicago Corporation. MDP focuses on management and venture capital transactions and a wide range of other private equity investments, including growth equity financings, recapitalizations and acquisition-oriented financing transactions. MDP focuses on investments in several specific industries, including financial services, communications, natural resources, consumer, health care and industrial. MDP's long-standing investment philosophy is to invest in companies that have outstanding management teams and the potential for significant long-term equity appreciation.

Management

        Board of Directors. Pursuant to the Stockholders Agreement, the authorized number of directors on the Board following the Recapitalization will be established at such number as will be determined from time to time in the sole discretion of MDCPIII. The Stockholders Agreement provides that the following individuals will be elected to the Board: (i) one individual designated by MDCPIII who is a member of the Company's management, provided that until the first annual meeting of the Company's stockholders, Timothy G. Beffa will serve as such Management Director; and (ii) other individuals designated by MDCPIII, who will initially be Paul R. Wood, Timothy M. Hurd and two other persons to be specified by MDCPIII; provided that MDCPIII may authorize one or more other persons to designate one or more additional individuals to be elected to the Board on such terms and conditions as the Purchaser will determine in its sole discretion.

        A brief description of each person who will serve on the Board following the Recapitalization is set forth below:

        Paul R. Wood. Mr. Wood has served as a principal of MDCPIII, MDCPII and MDCP since their respective formations in March 1999, June 1996 and January 1993, and as a Vice President or Managing Director of MDP, their indirect general partner. Prior to that time, Mr. Wood served as Vice President of First Chicago Venture Capital, which comprised the private equity investment activities of First Chicago Corporation, the holding company parent of First National Bank of Chicago. Mr. Wood serves on the board of directors of Hines Horticulture, Inc., Eldorado Bancshares Inc., Woods Equipment Company and a number of private companies.

        Timothy M.Hurd. Mr. Hurd has served as a principal of MDCPIII and MDCPII since their respective formations in March 1999 and June 1996, and as a Director of MDP, their indirect general partner. Mr. Hurd joined MDP in 1996 following his graduation from Harvard Business School. From 1992 to 1994, Mr. Hurd was employed by Goldman, Sachs & Co. Mr. Hurd also serves on the board of directors of Woods Equipment Company.

        Timothy G. Beffa. Mr. Beffa has served as President, Chief Executive Officer and a Director of the Company since August 1996. From August 1995 until August 1996, Mr. Beffa served as president and chief operating officer of DIMAC Corporation and DIMAC DIRECT Inc. and a director of DIMAC DIRECT Inc. From 1989 until August 1995, Mr. Beffa served as a vice president of DIMAC Corporation and as senior vice president and chief financial officer of DIMAC DIRECT Inc. Prior to joining the Company, Mr. Beffa was vice president of administration and controller for the Internal Division of Pet Incorporated, a food and consumer products company, where he previously had been manager of financial analysis. Mr. Beffa currently serves as a director of DIMAC Holdings, Inc. and DIMAC Corporation.

        Executive Officers. All of the current non-director executive officers of the Company and its subsidiaries will continue to serve in such capacities following the Recapitalization on substantially the same terms and conditions other than those whom the Purchaser shall have specified in writing at least five business days prior to the Closing.

New Senior Credit Facility

        DLJ Capital Funding, Inc. has issued a commitment letter to MDCPIII under which it has committed, subject to the terms and conditions set forth therein, to provide senior secured facilities to the Company under the New Senior Credit Facility. The New Senior Credit Facility will consist of (i) a six-year non-amortizing $75.0 million revolving credit facility (the "Revolving Facility") and (ii) a $400.0 million term loan facility (the "Term Facility"), which will be comprised of a $125.0 million six-year amortizing term loan A facility (the "Term A Facility") and a $275.0 million six and one half-year amortizing term loan B facility (the "Term B Facility"). Set forth below is a brief description of the material terms of the New Senior Credit Facility. Definitive documents relating to the New Senior Credit Facility are still being negotiated and thus the terms set forth herein are subject to change.

        Repayment

        The  Term  A  Facility  and  Term  B.   Facility   mature  in  quarterly
installments,   resulting  in  aggregate  annual  amortization   payments  as  a
percentage of the initial principal amount as follows:

        Year after Closing                              Annual Amortization
   -----------------------------                  ------------------------------
                                                  (In percentage of the initial
                                                              principal amount)

                                            Term A Facility     Term B Facility*
                                            ---------------     ----------------
1...............................                  0.0%                 1.0%
2...............................                  5.0%                 1.0%
3...............................                 10.0%                 1.0%
4...............................                 20.0%                 1.0%
5...............................                 25.0%                 1.0%
6...............................                 40.0%                94.5%


* With respect to the Term B Facility, aggregate annual amortization payments as a percentage of the initial principal amount are 1.0% for years 1-5.5 and 94.5% for year 6.5.

        Guarantees; Security

        The New Senior Credit Facility will be secured by a first-priority, perfected lien on: (i) substantially all property and assets (tangible and intangible) of the Company and its present and future domestic subsidiaries (excluding OSI Funding), including all capital stock of all direct and indirect subsidiaries of the Company (excluding OSI Funding); provided, however, that no more than 65% of the equity interests of non-U.S. subsidiaries of the Company will be required to be pledged as security; (ii) 100% of the capital stock of the Company; and (iii) all intercompany indebtedness in favor of the Company and its domestic subsidiaries (excluding OSI Funding).

        Interest

        At the Company's option, the interest rates per annum applicable to the Revolving Facility, Term A Facility and Term B Facility will bear interest at the Administrative Agent's alternate base rate or reserve-adjusted LIBO rate plus, in each case, the applicable margins set forth below:

                                               Applicable Margins
                                    -----------------------------------------
                                    Alternate Base Rate       LIBO Rate
                                    -------------------       ---------
Revolving Facility...............         2.25%                 3.25%
Term A Facility..................         2.25%                 3.25%
Term B Facility..................         2.75%                 3.75%

        Commencing after the first two full fiscal quarters after the Closing, the applicable margin to be used in calculating the interest rates under the Revolving Facility and Term A Facility will be based upon the ratio of the Company's total debt to EBITDA (the "Leverage Ratio") as follows:

                                                 Applicable Margins
                                 -----------------------------------------------
 Leverage Ratio                Alternate Base Rate                 LIBO Rate
 --------------                -------------------                 ---------
     >4.0x                            2.25%                          3.25%
     -
     >3.5x                            1.75%                          2.75%
     -
     >2.75x                           1.25%                          2.25%
     -
     <2.25x                           0.75%                          1.75%

        Interest periods for the LIBO rate will be, at the Company's option, one, two, three or six months. Interest for the LIBO rate loans will be payable on the last business day of the applicable interest period thereof (or, if earlier, each third month following the commencement of such interest period). Interest on the alternative base rate loans will be payable monthly in arrears.

        Prepayments

        The Company is permitted to voluntarily prepay its obligations under the New Senior Credit Facility without penalty (exclusive of customary LIBO rate breakage costs). Obligations under the New Senior Credit Facility are subject to customary, mandatory prepayments including, without limitation, with (i) 100% of net cash proceeds from the issuance of debt securities and sales of assets (subject to certain exceptions), (ii) 50% of net cash proceeds from the issuance of equity securities (subject to the exceptions and the maintenance of a specified leverage ratio) and (iii) 50% of excess cash flow proceeds (subject to maintaining a specified leverage ratio).

        Conditions; Covenants; Events of Default

        The effectiveness of the New Senior Credit Facility will be subject to customary conditions.

        The New Senior Credit Facility will contain customary covenants restricting the Company's ability, and the ability of its subsidiaries to (with limited exceptions), among other things: (i) incur debt, (ii) subject the Company's assets to liens or other encumbrances, (iii) incur contingent liabilities, (iv) enter into sale/lease-back transactions, (v) pay dividends or similar distributions, (vi) sell assets other than in the ordinary course of business, (vii) merge or consolidate, (viii) enter into transactions with affiliates, (ix) make investments or capital expenditures in excess of specified levels and (x) refinance, defease, repurchase or prepay subordinated debt. In addition, the New Senior Credit Facility will require the Company to meet certain financial performance tests, including: (i) a maximum leverage ratio,
(ii) a minimum interest  coverage ratio,  (iii) a minimum fixed charge ratio and
(iv) a minimum EBITDA.

        The New Senior Credit Facility will contain events of default customary for a recapitalization, including, among others, a default under the New Senior Credit Facility upon a change in control and defaults in other agreements.

THE SOLICITATION

Purpose of the Solicitation

        Change of Control.  The Company is soliciting  Consents to the waiver of the Company's obligations under Section 4.15 of the Indenture, including its obligation to make a Change of Control Offer in connection with the Recapitalization. Under the Indenture, a Change of Control is defined to include, among other things, the acquisition by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (other than Principals and Related Parties) of a direct or indirect interest in more than 35% of the voting power of the voting stock of the Company by way of merger or consolidation or otherwise. Absent a waiver of the Company's obligations under
Section 4.15, the Purchaser's acquisition of approximately 78.0% of the Company's fully diluted common equity in connection with the Recapitalization will constitute a Change of Control under the Indenture. Section 4.15 of the Indenture and all related defined terms are set forth in their entirety on Annex I attached hereto.

        Upon receipt by the Company of the Requisite Consents, the Consents being solicited hereby will become effective and the Company will not be obligated to make a Change of Control Offer or Change of Control Payment under
Section 4.15 of the Indenture in connection with the Recapitalization to any Holder of Notes regardless of whether such Holder executed a Consent. The waiver being solicited hereby with respect to the Change of Control relates only to the Company's obligations under Section 4.15 of the Indenture in connection with the Recapitalization and will not serve to waive any future rights the Holders may have under Section 4.15 of the Indenture, or to amend, alter or otherwise modify any of the terms of the Indenture, including Section 4.15 thereof.

        Unrestricted Subsidiary Designation. The Consents will also serve to waive the failure by the Company to comply with certain technical requirements relating to the qualification and operation of its finance subsidiary, OSI Funding, as an Unrestricted Subsidiary under the Indenture and any and all consequences arising therefrom under the Indenture.

        In September 1998, the Company formed OSI Funding as a qualifying special-purpose finance company for use in helping to fund its portfolio purchasing business. Since its formation, OSI Funding has been a nonconsolidated, bankruptcy-remote, wholly owned subsidiary of the Company. In connection with its formation, OSI Funding entered into a revolving warehouse financing arrangement for up to $100.0 million of funding capacity for the purchase of loans and accounts receivable portfolios, approximately $35.0 million of which is currently utilized. A majority of all receivables portfolios purchased by the Company or its subsidiaries are now sold to OSI Funding utilizing such financing arrangement. Such transactions with OSI Funding are required to be on the same economic terms as those by which the Company or its subsidiaries initially purchases the receivables portfolio from third party credit grantors. A subsidiary of the Company, through a servicing agreement with OSI Funding, provides certain administrative and collection services on a contingent fee basis. Through OSI Funding, the Company is able to fund the purchase of portfolios on an off-balance sheet basis, thereby substantially increasing the Company's available cash flow for servicing its debt. The Company's initial investment in OSI Funding was $2.5 million, and the Company has made investments in OSI Funding aggregating $5.0 million, inclusive of the initial investment.

        Since the formation of OSI Funding, the Company has treated OSI Funding as an Unrestricted Subsidiary under the Indenture. Unlike a Restricted Subsidiary, which is required to guarantee payment of the Notes and generally is subject to the covenant restrictions under the Indenture, an Unrestricted Subsidiary is not required to guarantee payment of the Notes and, for the most part, is not subject to such covenant restrictions. Under the Indenture, a Subsidiary is deemed to be a Restricted Subsidiary unless it otherwise qualifies as an Unrestricted Subsidiary.

        In order for a Subsidiary to qualify as an Unrestricted Subsidiary, the following conditions must be satisfied: (i) the Subsidiary must be designated as an Unrestricted Subsidiary by the Company's Board of Directors pursuant to a Board Resolution and a certified copy of such Board Resolution, together with an Officer's Certificate certifying that such designation complied with the applicable conditions and was in accordance with the provisions under the Indenture relating to Restricted Payments, must be filed with the Trustee under the Indenture; (ii) the Subsidiary has no Indebtedness other than Non-Recourse Debt; (iii) the Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iv) the Subsidiary must be a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or cause such Person to achieve any specified levels of operating results; (v) the Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; (vi) the Subsidiary has at least one director on its board directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries; and (vii) the Subsidiary has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. The definition of an Unrestricted Subsidiary is set forth in its entirety on Annex II attached hereto.

        It has recently come to the attention of the Company that, at the time of formation of OSI Funding, the Company failed to take certain ministerial actions to satisfy the technical requirements under the Indenture for the designation of OSI Funding as an Unrestricted Subsidiary, despite the fact that it could have been designated as such at that time. Namely, the Company did not satisfy items (i) and (vii) set forth above at the time of formation of OSI Funding, and the Company's obligation under the terms of OSI Funding's financing arrangements to purchase an additional $2.5 million of equity in OSI Funding if certain borrowing thresholds were exceeded by OSI Funding conflicted with item
(iv)(a) set forth above. The Company has since made this additional equity investment in OSI Funding and currently does not have any obligation to purchase or subscribe for additional equity interests in OSI Funding. But for these deficiencies, OSI Funding would have otherwise satisfied the requirements for qualification as an Unrestricted Subsidiary under the Indenture at the time of its formation. Had OSI Funding been properly designated an Unrestricted Subsidiary from the time of its formation, the Company's investments in OSI Funding would have been Permitted Investments under the Indenture.

        If OSI Funding were not to be treated as having been an Unrestricted Subsidiary since its formation, the Company and OSI Funding would not be in compliance with certain restrictive covenants of the Indenture. If it were determined that the Company was not in compliance with the Indenture, the Trustee or the Holders of 25% of the aggregate principal amount of the Notes could notify the Company to comply with such restrictive covenants under the Indenture, and, if the Company failed to so comply within the applicable grace period, could declare the Notes to be immediately due and payable. In such event, the aggregate principal amount of the Notes plus accrued and unpaid interest thereon to the date of payment would, subject to the subordination provisions of the Indenture, then be due and payable.

        While the Company believes that its failure to properly qualify and operate OSI Funding as an Unrestricted Subsidiary under the Indenture is a technicality and that substantively OSI Funding should be treated as qualifying as an Unrestricted Subsidiary since its formation, in order to remove any doubt as to the status of OSI Funding as an Unrestricted Subsidiary for the benefit of the Purchaser, the Company is seeking the waiver of its failure to properly qualify and operate OSI Funding as an Unrestricted Subsidiary and any and all consequences arising therefrom. Subject to the effectiveness of the Consents, OSI Funding will be treated as having been duly designated as an Unrestricted Subsidiary since its formation. Such actions will thereby cure any asserted failure by the Company and OSI Funding to be in compliance with the provisions of the Indenture arising as a result of the Company not having properly qualified and operated OSI Funding as an Unrestricted Subsidiary and any and all consequences arising therefrom.

        Section 4.11 of the Indenture requires that the Company deliver to the Trustee an opinion from an accounting, appraisal or investment banking firm of national standing as to the fairness to the Holders of the Notes of any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million (a "Fairness Opinion").
Section 4.11 of the Indenture is set forth in its entirety on Annex III attached hereto. The execution of the servicing agreement between the Company and OSI Funding in connection with the formation of OSI Funding and the transactions undertaken pursuant thereto from time to time thereafter were Affiliate Transactions involving aggregate consideration in excess of $5.0 million. In addition, on four occasions the sale of receivables portfolios by the Company to OSI Funding involved aggregate consideration in excess of $5.0 million. As a result, the Company was required in connection with the servicing agreement and such sales to obtain Fairness Opinions. Although the Company did not obtain Fairness Opinions at such times, it has since retained an appraisal firm of national standing to provide such Fairness Opinions. The Company believes the appraisal firm will be able to provide it with the Fairness Opinions. The Company expects to receive such Fairness Opinions prior to the completion of the Recapitalization. Upon receipt of Fairness Opinions with respect to the transactions referred to above, the Company will have satisfied the requirements of Section 4.11 of the Indenture with respect to any potential noncompliance arising out of those transactions.

        The Waivers constitute a single proposal with respect to the Indenture and a consenting Holder must Consent to the Waivers as an entirety and may not consent selectively with respect to the Waivers.

        If the Consents are received from registered Holders of at least a majority of the aggregate principal amount of the outstanding Notes, such Consents will apply to all Notes issued under the Indenture and each Holder of such Notes will be bound by such Consents regardless of whether such Holder executed a Consent.

Consent Payment

        The Consent Payment is an amount in cash equal to $100 for each $1,000 of principal amount of Notes as to which the Consents have been validly delivered and not validly revoked at or prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will pay the Consent Payment on the Consent Payment Date, subject to the Company's right to abandon or terminate the Solicitation, in its sole discretion, prior to the Consent Payment Date. In addition, the Company's obligation to make the Consent Payment is expressly conditioned upon, and subject to, the Closing. In the event that the Solicitation is withdrawn or otherwise not completed, the Consent Payment will not be paid or become payable to Holders of the Notes who have validly delivered their Consents in connection with the Solicitation. In all cases, payment of the Consent Payment shall constitute consideration with respect to the tender of Consents and will be made only after timely receipt by the Information Agent and acceptance by the Company of (i) the properly completed and duly executed Consents and (ii) any other documents required by the Consent.

        The Consent Payments will be deposited by the Company with the Paying Agent, which will act as agent for the consenting Holders for purposes of receiving payment from the Company and transmitting payments to the consenting Holders on the Consent Payment Date.

Requisite Consents; Record Date; Effective Date; Expiration Date

        To effect the Waivers, the registered holders of at least a majority of the aggregate principal amount of the Notes outstanding under the Indenture as of the Record Date must tender their Consents thereto. Notwithstanding the foregoing, for purposes of determining whether the Requisite Consents have been delivered by the Holders, Notes held by the Company, any Guarantor or any of their respective affiliates will be disregarded.

        The Record Date for purposes of the Solicitation is the close of business on November 5, 1999. Only Holders of Notes as of the Record Date may execute Consents and receive the Consent Payment.

        The Consents shall become effective immediately upon the Company receiving the Requisite Consents and certifying to the Trustee that such Requisite Consents have been received. The Consents shall cease to be effective, and no Consent Payment will be made in respect thereof, in the event that the Solicitation is abandoned or terminated by the Company for any reason prior to the Consent Payment Date.

        The Expiration Date shall be November 19, 1999. The Company will not be obligated to accept any Consents received after the Expiration Date. The Company reserves the right to extend the Solicitation on a daily basis until 5:00 p.m., New York City time, on the date on which the Requisite Consents have been received.

Waiver; Extensions; Amendments

        The Company expressly reserves the right, in its sole discretion, subject to applicable law at any time or from time to time, to:

      1. abandon or terminate the Solicitation for any reason at any time prior to the Consent Payment Date, not accept any Consents before the Consent Payment Date whether or not the Requisite Consents have been received by such date, or postpone the acceptance of any Consents or delay the Consent Payment for Consents accepted;

      2. waive any condition to the Solicitation and accept all Consents previously delivered pursuant to the Solicitation;

      3. extend the Expiration Date of the Solicitation and retain all Consents tendered pursuant thereto, subject to the withdrawal rights of Holders; and

      4. amend the Solicitation in any respect until the Consents that are the subject thereof are delivered.

If the Company extends the Solicitation or if, for any reason, the acceptance of the Consents is delayed or if the Company is unable to accept the Consents or pay the Consent Payment pursuant to the Solicitation, then the Information Agent may retain the delivered Consents which have not been previously withdrawn on behalf of the Company, and such Consents may not be withdrawn except to the extent consenting Holders are entitled to withdrawal rights.

        Any extension, termination or amendment of the Solicitation may be made by giving written or oral notice thereof to the Information Agent, which will be followed as promptly as practicable by a public announcement thereof. In the case of an extension, a public announcement will be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date of the Solicitation subject to such extension. Without limiting the manner in which the Company may choose to make any public announcement, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service or otherwise as required by law. All Consents provided pursuant to the Solicitation prior to any extension and not subsequently withdrawn will remain subject to the Solicitation.

        The terms of any extension or amendment of the Solicitation may vary from the original Solicitation. There can be no assurance that the Company will exercise its right to extend, terminate or amend the Consent Statement. If the Company amends the terms of the Solicitation, such amendment will apply to all Consents delivered pursuant thereto regardless of when or in what order such Consents were delivered. The Company does not presently intend to change the terms of the Solicitation, including the amount of the Consent Payment.

        If the Company makes a material change in the terms of the Solicitation or the information concerning the Solicitation or waives any condition of the Solicitation that results in a material change to the circumstances of the Solicitation, the Company will disseminate additional Solicitations and solicitation material if and to the extent required by applicable law and will extend the Solicitation if and to the extent required in order to permit the Holders subject to the Solicitation adequate time to consider such materials. If the Company decides, in its sole discretion, to increase or decrease the Consent Payment, the Company will, to the extent required by applicable law, cause the Solicitation to be extended, if necessary so that the Solicitation remains open at least until the expiration of three business days from the date that such notice is first published, sent or given by the Company. For purposes of this paragraph, "business day" has the meaning set forth in Rule 14d-1(c)(6) under the Exchange Act. In addition, with respect to any other material change in the Solicitation or the information concerning the Solicitation, the minium period during which the Solicitation must remain open following such material change depends upon the facts and circumstances including, the relative materiality of such terms or information.

Consent Procedures

        The Notes are currently on deposit with The Depository Trust Company ("DTC") and are registered in the name of DTC's nominee, Cede & Co., as nominee holder of the Notes. Cede & Co. will execute an omnibus proxy which will authorize its participants (each, a "Participant") to consent with respect to the Notes owned by it and held in the name of Cede & Co. as specified on the DTC position listing of Cede & Co., as of the Record Date, with respect to the Notes. The term "Holder" as used in this Consent Statement means (i) each person
(a) in whose name the Notes are registered as of the Record Date; or (b) whose name appears on a securities position listing of DTC as the holder of an interest in the Notes as of the Record Date and whom DTC has authorized to consent to the Waivers and (ii) any other person who has been authorized by proxy or in any other manner acceptable to the Company to vote Notes on behalf of the registered Holder thereof.

        Pursuant to Section 9.04 of the Indenture, a Consent with respect to all or a portion of a Note is a continuing Consent with respect to such Note or portion of a Note notwithstanding a subsequent transfer of ownership of such Note. Consents may be revoked prior to the Effective Date, only by the Holder granting such Consent (or a duly authorized proxy of such person) by following the procedures set forth herein. Such revocation shall terminate the previously delivered Consent with respect to such Note unless a new Consent is given prior to the Expiration Date by following the procedure set forth herein.

        Giving a Consent will not affect the right of a Holder to sell or transfer the Notes, and such Consent shall be binding upon a subsequent holder of the Notes.

        The Company is requesting that any and all of the Holders execute the Consent Form accompanying this Consent Statement. The Consent Form must be executed by the Holder in the same manner as the Holder's name appears in the register maintained by the Trustee or on a DTC securities position listing reflecting such Holder as an owner of such Notes. If the Notes are held in more than one name, as reflected therein, such Consent Form must be executed by each such Holder. If the Consent Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and should submit with the Consent Form appropriate evidence of authority to execute the Consent Form. If the Notes owned by a Holder are held in different names, as reflected in such register or on such securities position listing, separate Consent Forms must be executed covering all such Notes. If applicable, the Consent Form should set forth the DTC participant number relating to the Notes with respect to which a Consent is given. In addition, if the Consent Form relates to less than the total principal amount of the Notes at maturity held in the name of such Holder, the Holder must list the principal amounts of the Notes at maturity to which the Consent Form relates. Otherwise, the Consent Form will be deemed to relate to the total principal amount of the Notes at maturity held in the name of such Holder.

        Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to Consent should promptly contact the person in whose name its Notes are registered and instruct such registered Holder to Consent on its behalf. A Letter of Instruction is contained in the solicitation materials provided along with this Consent Statement which may be used by a beneficial owner to instruct the record Holder to deliver Consents. If a beneficial owner wishes to Consent on its own behalf, it must, prior to completing and executing the Consent, either make appropriate arrangements to register ownership of the Notes in its name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time.

        All questions as to the validity, form, eligibility (including time of receipt) and the acceptance of Consents will be resolved by the Company, in its sole discretion, whose determination shall be binding. The Company reserves the absolute right to reject all Consents that are not in proper form or the acceptance of which could, in the opinion of its counsel, be unlawful. The Company also reserves the right to waive any irregularities or conditions of delivery as to particular Consents, including the requirement that Consents must be delivered prior to the Expiration Date in order to receive the Consent Payment. Unless waived, any irregularities in connection with the deliveries must be cured within such time as the Company determines. None of the Company, the Solicitation Agent, the Information Agent, the Paying Agent and any other person will be under any duty to give notification of any such irregularities or waiver. Deliveries of such Consents will not be deemed to have been properly made until such irregularities have been cured or waived. The interpretation of the Company of the terms and conditions of this Solicitation shall be binding.

        Consents to the Waivers, to be effective, must be properly executed and received by the Company prior to the Expiration Date. The method of delivery of all documents, including the fully executed Consent Form, is at the election and risk of the Holder. Each Holder wishing to consent to the Waivers must complete, sign and date the Consent Form accompanying this Consent Statement (or a facsimile thereof) in accordance with the instructions set forth herein and therein and hand deliver, send by overnight courier or send by facsimile transmission, to the Information Agent as follows:

                       By Mail, Overnight Courier or Hand:

                            MacKenzie Partners, Inc.

                                156 Fifth Avenue

                               New York, NY 10010

                             Attention: Simon Coope

                                  By Facsimile:

                                 (212) 929-0061

                              Confirm by Telephone:

                          (212) 929-5500 (Call Collect)

                           (800) 322-2885 (Toll Free)

        HOLDERS WHO WISH TO CONSENT SHOULD HAND DELIVER, SEND BY OVERNIGHT COURIER OR SEND BY FACSIMILE TRANSMISSION, THEIR PROPERLY COMPLETED AND EXECUTED CONSENT FORM TO THE INFORMATION AGENT IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN. HOWEVER, THE COMPANY RESERVES THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY IT OR THE INFORMATION AGENT. IN NO EVENT SHOULD A HOLDER TENDER OR DELIVER NOTES.

Withdrawal Rights

        Consents may be revoked at any time prior to the Effective Date. Each properly completed and executed Consent will be counted, notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revoking Consents described below has been complied with. Consents may only be revoked by the Holder granting such Consent (or a duly authorized proxy of such Holder). For a revocation of Consents to be effective prior to the Effective Date a written notice must be received by the Information Agent at its address set forth above or on the back cover of this Consent Statement. Any such notice of revocation must (i) specify the name of the person having executed the Consent being revoked, (ii) identify the aggregate principal amount of the Notes held by such person, and (iii) be signed by the Holder in the same manner as the original signature on the Consent or be accompanied by a bond power, and a properly completed irrevocable proxy, in each case in the name of the person revoking the Consent, in a satisfactory form as determined by the Company in its sole discretion, duly executed by the registered Holder. A purported notice of revocation which lacks any of the required information or is dispatched to any other address will not be an effective withdrawal of a Consent previously made.

        Revocation of Consents can only be accomplished in accordance with the foregoing procedures.

        Any permitted revocation of Consents may not be rescinded; and any Consents so withdrawn will thereafter be deemed not validly tendered for purposes of the Consent Payment; provided, however, that revoked Consents may again be tendered by following the procedures for tendering at or prior to the Expiration Date.

        All questions as to the validity (including time of receipt) of notices of revocation will be determined by the Company, in its sole discretion, whose determination will be final and binding. None of the Company, the Solicitation Agent, the Information Agent, the Paying Agent and any other person will be under any duty to give notification of any defects or irregularities in any notice of revocation, or shall incur any liability for failure to give any such notification.

Fees and Expenses

        In addition to the fees and expenses payable to the Solicitation Agent, the Company will pay the Paying Agent reasonable and customary fees for its services (and will reimburse it for its reasonable out-of-pocket expenses in connection therewith), and will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Solicitation and related documents to the beneficial owners of the Notes and in handling or forwarding their Consents.

Information, Tabulation and Paying Agents

        The Information and Tabulation Agent for the Solicitation is MacKenzie Partners, Inc. All deliveries, correspondence and questions sent or presented to the Information Agent relating to the Solicitation should be directed to the address or telephone number set forth on the back cover of this Consent Statement. The Company will pay the Information Agent reasonable and customary compensation for its services in connection with the Solicitation, plus reimbursement for reasonable out-of-pocket expenses. The Company will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the federal securities laws.

        U.S. Bank Trust National Association is acting as the Paying Agent for the Company in connection with the Solicitation. The Company will pay the Paying Agent reasonable and customary compensation for such services, plus reimbursement for reasonable out-of-pocket expenses.

        Brokers, dealers, commercial banks and trust companies will be reimbursed by the Company for customary mailing and handling expenses incurred by them in forwarding material to their customers. The Company will not pay any fees or commissions to any broker, dealer or other person (other than the Information Agent) in connection with the Solicitation.

CAPITALIZATION

        The following table sets forth the Company's unaudited capitalization as of June 30, 1999, on an actual basis and a pro forma basis giving effect to the Recapitalization and related financing transactions as if they occurred on such date. The information in the following table should be read in conjunction with the "Unaudited Pro Forma Financial Data" included elsewhere in this Consent Statement.

                                                         Unaudited
                                                 -------------------------
                                                           As of
                                                       June 30, 1999
                                                 -------------------------
                                                 Actual          Pro Forma
                                                 ------          ---------
                                                   (dollars in millions)
Debt:
  Existing Senior Credit Facility                $ 415.5              $  -
  New Senior Credit Facility:(1)
    Revolving Credit Facility                          -               4.0
    Term A Facility                                    -             125.0
    Term B Facility                                    -             275.0
  Notes                                            100.0             100.0
  Other indebtedness                                 5.5               5.5
                                               ------------     -------------
     Total debt                                  $ 521.0           $ 509.5
  Preferred Stock                                      -             100.0
  Stockholders' deficit(2)                         (36.1)           (123.3)
                                               ------------     -------------
     Total capitalization                        $ 484.9           $ 486.2
                                               ============     =============


(1) The New Senior Credit Facility will provide for revolving credit borrowings of up to $75.0 million, $4.0 million of which the Company expects to borrow at Closing.

(2)     See "Unaudited Pro Forma Consolidated Balance Sheet."

UNAUDITED PRO FORMA FINANCIAL DATA

        The following unaudited pro forma financial data (the "Unaudited Pro Forma Financial Data") of the Company have been derived by the application of pro forma adjustments to the historical financial statements of the Company for the periods indicated. The adjustments are described in the accompanying notes.

        The Unaudited Pro Forma Statement of Operations for the year ended December 31, 1998 and the six month period ended June 30, 1999 gives effect to the Recapitalization and related financing transactions, as if such transactions had occurred at the beginning of the earliest period presented. The Unaudited Pro Forma Balance Sheet as of June 30, 1999 gives effect to the Recapitalization and related financing transactions as if such transactions occurred on such date. The Unaudited Pro Forma Financial Data do not give effect to any other transactions except those discussed in the accompanying notes. The Unaudited Pro Forma Financial Data are provided for informational purposes only and do not purport to represent the results of operations or financial position of the Company had the Recapitalization and related financing transactions in fact occurred on such dates nor do they purport to be indicative of the financial position or results of operations as of any future date or any future period.

        The Unaudited Pro Forma Financial Data and accompanying notes should be read in conjunction with the financial statements and accompanying notes thereto and the other financial information incorporated by reference herein.

                           OUTSOURCING SOLUTIONS INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                             (Dollars in Thousands)


                                                       As of June 30, 1999
                                             -----------------------------------
                                             Historical  Adjustments   Pro Forma
                                             ----------  -----------   ---------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents - operating         $  6,889                  $ 6,889
Cash and cash equivalents held for clients      25,206                   25,206
Current portion of purchase loans and
accounts receivable portfolios                  30,202                   30,202
Accounts receivable - trade,                    45,165                   45,165
Other current assets                             9,209                    9,209
      TOTAL CURRENT ASSETS                     116,671                  116,671
PURCHASED LOANS AND ACCOUNTS RECEIVABLE
  PORTFOLIOS                                     8,902                    8,902
PROPERTY AND EQUIPMENT, net                     40,111                   40,111
DEFERRED FEES                                   12,307     $1,316(1)     13,623
INTANGIBLE ASSETS, net                         418,452                  418,452
OTHER                                            2,778                    2,778
      TOTAL ASSETS                            $599,221    $ 1,316      $600,537


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable - trade                        $8,036                    8,036
Accounts payable - clients                      25,206                   25,206
Accrued salaries and wages                      13,190                   13,190
Current maturities of notes payable             18,749   $(15,304)(2)    3,445
Other current liabilities                       46,171                   46,171
      TOTAL CURRENT LIABILITIES                111,352                   96,048
                                                          (15,304)

NOTES PAYABLE, NET OF CURRENT PORTION
Term debt                                      370,700     26,550(2)    397,250
Revolver                                        26,700    (22,700)(2)     4,000
11% Senior Subordinated Notes                  100,000                  100,000
Other notes payable                              4,818                    4,818
OTHER LONG-TERM LIABILITIES                     21,743                   21,743
      TOTAL LIABILITIES                        635,313    (11,454)      623,859


REDEEMABLE PREFERRED STOCK                    $      -   $100,000(3)   $100,000
STOCKHOLDERS' EQUITY:
Common stock and additional paid in capital   $ 80,170   $(65,796)(4)  $ 14,374
Accumulated deficit                           (116,262)   (21,434)(4)  (137,696)
Total Stockholders' Deficit                    (36,092)   (87,230)     (123,322)
   TOTAL LIABILITIES, PREFERRED               $599,221   $  1,316      $600,537
   STOCK AND STOCKHOLDERS' EQUITY


    See related Notes to the Unaudited Pro Forma Consolidated Balance Sheet.

           NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                             (Dollars in Thousands)


1. Reflects deferred debt issuance costs relating to the New Senior Credit Facility and deferred costs relating to the Consents from Holders of the Notes of $12,750, net of write-off of existing deferred financing costs of $11,434.

2. Reflects revolving credit and term loan borrowings and the repayment of existing debt as follows:

Current portion of long term debt borrowings under
  the New Senior Credit Facility based
  on scheduled repayments                                       $       2,750

Retirement of existing OSI term loans                                 (18,054)
                                                               ----------------
Net Adjustment                                                  $     (15,304)
                                                               ================

Long term portion of term loan borrowings under the
  New Senior Credit Facility based
  on scheduled repayments                                       $     397,250

Retirement of existing OSI term loans                                (370,700)
                                                               ----------------
Net Adjustment                                                  $      26,550
                                                               ================

Initial draw of revolving credit notes under the
New Senior Credit Facility                                      $       4,000

Retirement of existing OSI revolving credit notes                     (26,700)
                                                               ----------------
Net Adjustment                                                  $      22,700)
                                                               ================


3.   Reflects the issuance of the Preferred Stock.

4.   Reflects the following relating to the Recapitalization:

Equity Purchase Price                                           $    (265,482)

Common Equity Investment                                              211,186

Equity related transaction expenses                                   (11,500)
                                                               ----------------

Net Adjustment                                                  $     (65,796)
                                                               ================

Consent Payment                                                 $     (10,000)

Write-off of deferred financing costs                                 (11,434)
                                                               ----------------
Total Adjustment                                                $     (21,434)
                                                               ================

                           OUTSOURCING SOLUTIONS INC.

                  UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS(3)

                             (Dollars in Thousands)

                                               Year Ended December 31, 1998
                                       -----------------------------------------
                                    Historical      Adjustments       Pro Forma
                                    ----------      -----------       ---------
REVENUES                           $  479,400                       $  479,400
EXPENSES:

     Salaries and benefits            230,114                          230,114

     Service fees and other
       operating and administrative
       expenses                       140,888                          140,888

     Amortization of purchased
       loans and accounts receivable
       portfolios                      50,703                           50,703

     Amortization of goodwill and
       other intangibles               15,725                           15,725

     Depreciation expense              14,282                           14,282
                                    ---------                         --------
               Total expenses         451,712                          451,712
                                    ---------                         --------

OPERATING INCOME                       27,688                           27,68

INTEREST EXPENSE - Net                 50,627       $  1,955(1)         52,582
                                    ---------       --------          --------
LOSS BEFORE INCOME TAXES AND
MINORITY INTEREST                     (22,939)        (1,955)          (24,894)

PROVISION FOR INCOME TAXES                830              -(2)            830

MINORITY INTEREST                         572                              572
                                    ---------       --------          --------
NET LOSS                           $  (24,341)      $ (1,955)       $  (26,296)
                                    =========       ========          ========


                                               Six months Ended June 30, 1999
                                       -----------------------------------------
                                    Historical      Adjustments       Pro Forma
                                    ----------      -----------       ---------
REVENUES                           $  257,076                       $  257,076
EXPENSES:

     Salaries and benefits            122,162                          122,162

     Service fees and other
       operating and administrative
       expenses                        79,894                           79,894

     Amortization of purchased
       loans and accounts receivable
       portfolios                      20,477                           20,477

     Amortization of goodwill and
       other intangibles                8,204                            8,204

     Depreciation expense               7,225                            7,225
                                    ---------                         --------
               Total expenses         237,962                          237,962
                                    ---------                         --------

OPERATING INCOME                       19,114                           19,114

INTEREST EXPENSE - Net                 25,209       $  1,183(1)         26,392
                                    ---------       --------          --------
LOSS BEFORE INCOME TAXES AND
MINORITY INTEREST                      (6,171)        (1,183)           (7,278)

PROVISION FOR INCOME TAXES                375              -(2)            375

MINORITY INTEREST                           -                                -
                                    ---------       --------          --------
NET LOSS                           $  (6,546)      $ (1,183)       $    (7,729)
                                    =========       ========          ========

           See related Notes to the Unaudited Pro Forma Consolidated
                            Statement of Operations.

      NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                             (Dollars in Thousands)

1. Adjustments to interest expense based on the pro forma capitalization of the Company are summarized in the table below:

                                                 Year Ended         Six Months
                                                December 31,      Ended June 30,
                                                    1998               1999
                                                ------------      --------------
   Interest expense on Notes                    $ 11,000.0         $  5,500.0
   Interest expense on term loans under
     the New Senior Credit Facility(A)            38,745.0           19,372.5
   Commitment fee for the revolving credit
      facility under the New Senior Credit
      Facility(B)                                    355.0              177.5

   Amortization of debt issuance costs related
        to the Recapitalization(C)                 1,961.5              980.8

   Elimination of historical interest expense
   (including amortization of debt               (50,106.7)         (24,848.0)
     issuance costs)
                                               ---------------    --------------
                                                 $ 1,954.8        $  1,182.8
                                               ===============    ==============
    -----------------------------

         (A) The New Senior Credit Facility will consist of the (i) Revolving Facility and (ii) Term Facility, which will be comprised of the Term A Facility and the Term B Facility. The Revolving Facility and the Term A Facility will bear interest, at the Company's option, at the Administrative Agent's alternate base rate plus 2.25% or reserve-adjusted LIBO rate, plus 3.25%. The Term B Facility will bear interest, at the Company's option, at the Administrative Agent's alternate base rate plus 2.75% or the reserve-adjusted LIBO rate plus 3.75%.

                After the first two full fiscal quarters after the consummation of the Recapitalization, the applicable margin for the Revolving Facility and the Term A Facility will be subject to change, as set forth in the proposed terms of the New Senior Credit Facility. The interestfor each of the pro forma periods has been calculated based on the reserve-adjusted LIBO rate of 6.00% and average drawn down balances based on scheduled payments.

         (B) The assumed commitment fee on the unused portion of the Revolving Facility is 0.5% per annum.

         (C) Deferred financing costs of $12.75 million are amortized over the life of the related debt ranging from six to six and one-half years.

2. Provision for income taxes was not adjusted, as the effect of the pro forma adjustments would have increased the Company's net operating loss carry forwards.

3.   The  unaudited   pro  forma  statement of  operations  excludes  $10,000 of
     Recapitalization and other special charges and the write-off of unamortized financing costs of $11,434.

        CERTAIN CONSIDERATIONS

        The Holders should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing the Company. Additional risks (i) incorporated by reference and (ii) not presently known to the Company or that it currently deems immaterial may also impair the Company's business operations.

Substantial Leverage; Ability to Service Debt

        The Company's substantial indebtedness could adversely affect its financial health and prevent it from fulfilling its obligations under the Notes. The Company will incur a significant amount of indebtedness in connection with the financing of the Recapitalization. The following charts will show certain important credit statistics for the Company and are presented assuming that the Company had completed the Recapitalization and related financing transactions as of the date or at the beginning of the period specified below and applied the net proceeds as intended:

                                                           At June 30, 1999
                                                           ----------------
The Company                                             (Dollars in thousands)

Total indebtedness..........................                 $    509,513
Preferred Stock.............................                 $    100,000
Stockholders' deficit.......................                 $    123,322

                                         Fiscal Year Ended      Six Months Ended
                                         December 31, 1998       June 30, 1999
                                         -----------------      ----------------
Pro forma ratio of earnings to
    fixed charges(1)                        1.48x                 1.66x
--------------------------------

(1) In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consists of interest expense (which includes amortization of deferred financing costs and debt issuance costs) and one-third of rental expenses, deemed representative of that portion of rental expense estimated to be attributable to interest.

     The ability of the Company to make scheduled payments of principal or interest on, or to refinance, its indebtedness will depend on future operating performance and cash flow, which are subject to prevailing economic conditions, prevailing interest rate levels and financial, competitive, business and other factors beyond its control. The degree to which the Company is leveraged could have important consequences to holders of the Notes, including the following:

1. the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, debt payments or general corporate purposes may be impaired;

2. a substantial portion of the Company's cash flow from operations must be dedicated to the payment of interest on the Notes, and interest on other existing indebtedness, thereby reducing the funds available to the Company for other purposes;

3.   the agreements governing the Company's  long-term  indebtedness,  including
     the  New  Senior  Credit  Facility  and  the  Indenture,   contain  certain
     restrictive financial and operating covenants;

4. the indebtedness under the New Senior Credit Facility will be at variable rates of interest, which will cause the Company to be vulnerable to increases in interest rates:

5. the indebtedness outstanding under the New Senior Credit Facility will be secured by all accounts receivable and general intangibles of the Company and will become due prior to the time the principal on the Notes become due;

6.   the  Company  is  substantially   more  leveraged   than   certain   of its
     competitors, which might place the Company at a competitive disadvantage

7. the Company may be hindered in its ability to adjust rapidly to changing market conditions;

8. the Company's substantial degree of leverage and negative tangible net worth may negatively affect certain suppliers' willingness to give the Company favorable payment terms or customers' willingness to engage the Company; and

9. the Company's substantial degree of leverage could make it more vulnerable in the event of a downturn in general economic conditions or in its business.

        If operating cash flow of the Company is insufficient to meet its operating expenses or to service its debt requirements as they become due, the Company may be required to refinance a portion of the principal of the Notes prior to their maturity. If the Company is unable to service its indebtedness, it will be forced to take actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing their indebtedness or seeking additional equity capital. There can be no assurance that any of these remedies can be effected on satisfactory terms, if at all.

Additional Borrowings Available

        Despite the Company's level of indebtedness immediately following the Recapitalization, the Company will still be able to incur substantially more debt. This could further exacerbate the risks described above. The terms of the Indenture do not fully prohibit the Company or its subsidiaries from doing so. Subject to customary maintenance covenants, the New Senior Credit Facility will permit additional borrowings of approximately $71.0 million after completion of the Recapitalization, and all of those borrowings would be secured. If new debt is added to the Company's current debt levels, the related risks that the Company now faces could intensify.

Substantial Restrictions and Covenants

        The New Senior Credit Facility will contain, and the Indenture currently contains, various covenants which limit the Company's management's discretion in the operation of its business. The New Senior Credit Facility will contain, and the Indenture currently contains, numerous restrictive covenants, including, but not limited to, covenants that restrict the Company's ability to incur or refinance indebtedness, pay dividends, create liens, sell assets, and engage in certain mergers and acquisitions. In addition, the New Senior Credit Facility will also require the Company to maintain financial ratios. The ability of the Company to comply with the covenants and other terms of the New Senior Credit Facility and the Indenture, to make cash payments with respect to the Notes, and to satisfy its other respective debt obligations (including, without limitation, borrowings and other obligations under the New Senior Credit Facility) will depend on the future operating performance of the Company. In the event the Company fails to comply with the various covenants contained in the New Senior Credit Facility and the Indenture, it would be a default thereunder, and in any such case, the maturity of substantially all of such long-term indebtedness could be accelerated.

Subordination; Asset Encumbrances

        The Notes are  subordinated  in right of  payment  to all  existing  and future Senior Debt, including the principal of (and premium, if any) and interest on and all other amounts due on or payable in connection with Senior Debt. As of June 30, 1999, on a pro forma basis after giving effect to the Recapitalization, there would have been outstanding approximately $404.0 million of Senior Debt, $475.0 million of which would have been fully secured borrowings under the New Senior Credit Facility. By reason of such subordination, in the event of the bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding-up of the Company or upon a default in payment with respect to, or the acceleration of, any Senior Debt, the holders of such Senior Debt and any other creditors who are holders of Senior Debt and creditors of subsidiaries that are not Guarantors must be paid in full before the Holders of the Notes may be paid. If the Company incurs any additional pari passu debt, the holders of such debt would be entitled to share ratably with the Holders of the Notes in any proceeds distributed in connection with any bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding-up of the Company. This may have the effect of reducing the amount of proceeds paid to Holders of the Notes. In addition, no cash payments may be made with respect to the principal of (and premium, if any) or interest on the Notes if a payment default exists with respect to Senior Debt and, under certain circumstances, no payments may be made with respect to the principal of (and premium, if any) or interest on the Notes for a period of up to 179 days if a non-payment default exists with respect to Senior Debt. In addition, the Indenture permits subsidiaries of the Company to incur debt under certain circumstances. Any debt incurred by a subsidiary of the Company that is not a Guarantor will be structurally senior to the Notes.

        The Company will be required to grant to the lenders under the New Senior Credit Facility security interests in substantially all of the current and future assets of the Company, including a pledge of all of the issued and outstanding shares of capital stock of all of the Company's direct and indirect domestic subsidiaries. In addition, the Guarantors will be required to grant to such lenders security interests in all of the current and future assets of the Guarantors. In the event of a default on secured indebtedness, including the guarantees of the Guarantors under the New Senior Credit Facility (whether as a result of the failure to comply with a payment or other covenant, a cross-default, or otherwise), the parties granted such security interests will have a prior secured claim on the capital stock of the Company and the assets of the Company and the Guarantors. If such parties should attempt to foreclose on their collateral, the Company's financial condition and the value of the Notes would be materially adversely affected.

Control by Principal Stockholder

        Upon  completion  of  the  Recapitalization,   the  Purchaser  will  own
approximately  78.0%  of  the  fully  diluted  common  equity  of  the  Company.
Consequently, MDP, as the sole general partner of the Purchaser, will have the ability to control the business and affairs of the Company by virtue of its ability to elect a majority of the Company's Board and its voting power with respect to actions requiring stockholder approval. In addition, upon consummation of the Recapitalization, all directors serving on the Company's Board will have been selected by MDP. Some decisions regarding the Company's operations or financial structure may present conflicts of interest between MDP and the Holders. For example, MDP may be willing to approve acquisitions, divestitures or other transactions undertaken by the Company that MDP believes could increase the value of its equity investment. These types of transactions, however, could increase the financial risk to the Holders.

Holding Company Structure

        The Company conducts substantially all of its business through subsidiaries and has few operations of its own. The Company is dependent on the cash flow of its subsidiaries and distribution thereof from its subsidiaries to the Company in order to meet its debt service obligations. It is not expected that the Company will have any significant assets other than the common stock of its subsidiaries.

Competition

        The Company is engaged in a highly fragmented and competitive industry. The Company competes with many local, regional and national accounts receivable management companies in the markets which it serves. Some of the Company's principal competitors are less highly-leveraged than the Company and may have greater financial and operating flexibility.

Impact of Governmental Regulation

        Certain of the Company's operations are subject to compliance with the federal Fair Debt Collection Practices Act (the "FDCPA") and comparable statutes in many states. Under the FDCPA, a third-party collection company is restricted in the methods it uses in contacting consumer debtors and eliciting payments with respect to placed accounts. Requirements under state collection agency statutes vary, with most requiring compliance similar to that required under the FDCPA. In addition, most states and certain municipalities require collection agencies to be licensed with the appropriate regulatory body before operating in such jurisdictions. The Company believes that it is in substantial compliance with the FDCPA and comparable state statutes and that it maintains licenses in all jurisdictions in which its operations require it to be licensed. There can be no assurance, however, that additional federal or state legislation will not be enacted that would further restrict the methods used in collecting placed accounts or require additional regulatory compliance.

Litigation

        Due to the nature of certain of its operations, the Company is regularly a defendant in various legal proceedings involving claims for damages, including class actions under the FDCPA. The Company believes that such proceedings constitute ordinary and routine litigation incidental to its business. The costs associated with defending such lawsuits (including payments made in connection with settlements and judgments) have not historically had a material adverse effect on the Company's financial condition and operating results. There can be no assurance that the costs associated with existing or future claims against the Company will not have a material adverse effect on the Company's financial condition and operating results.

Dependence on Key Management

        The Company's success will continue to depend to a significant extent on its executive and other key management personnel. Although the Company has entered into employment agreements with certain of its executive officers, there can be no assurance that the Company will be able to retain its executive officers and key personnel or attract additional qualified management in the future. In addition, the success of certain of the Company's acquisitions may depend, in part, on the Company's ability to retain management personnel of the acquired companies.

Environmental Liabilities

        One of the Company's subsidiaries, the Union Corporation ("Union"), is a party to several pending environmental proceedings involving the United States Environmental Protection Agency and comparable state environmental agencies in Indiana, Maryland, Massachusetts, New Jersey, Ohio, Pennsylvania, South Carolina and Virginia. All of these matters relate to discontinued operations of inactive subsidiaries of Union for which Union may be potentially liable. The Company has established reserves which it believes to be adequate for the ultimate settlement of these environmental proceedings. However, insufficient information is available regarding the extent and scope of any remedial actions which may be required to settle these proceedings. In addition, the costs of potential legal and consulting fees are difficult to estimate. Accordingly, there can be no assurance that the costs associated with settling these environmental proceedings will not have a material adverse effect on the Company's financial condition and operating results.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of certain anticipated U.S. federal income tax consequences of the Solicitation to the Holders of Notes. This discussion is general in nature, and does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular Holder in light of the Holder's particular circumstances, or to certain types of the Holders subject to special treatment under U.S. federal income tax laws (such as insurance companies, tax-exempt organizations, financial institutions, brokers, dealers in securities, and taxpayers that are neither citizens nor residents of the United States, or that are foreign corporations, foreign partnerships or foreign estates or trusts). In addition, the discussion does not consider the effect of any foreign, state, local or other tax laws, or any U.S. tax considerations (e.g., estate or gift tax) other than U.S. federal income tax considerations, that may be applicable to particular Holders. Further, this summary assumes that the Holders hold their Notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

        This summary is based on the Code and applicable Treasury Regulations, rulings, administrative pronouncements and decisions as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect.

        EACH HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR TO DETERMINE THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES TO IT OF THE SOLICITATION.

Tax Considerations for Consenting Holders

        The Company intends to treat the Consent Payments for U.S. federal income tax purposes as a separate fee for consenting to the Waivers. As a result, the Consent Payments will be taxable as ordinary income to the Holders.

Tax Considerations for Non-Consenting Holders

        A Holder who does not Consent and therefore will not receive the Consent Payment should not recognize any income, gain, or loss for U.S. federal income tax purposes as a result of the Solicitation.

Backup Withholding

        The receipt of the Consent Payment by a Holder who executes a Consent may be subject to backup withholding at the rate of 31% with respect to such payments unless such Holder (i) is a corporation or comes within certain exempt categories and, when required, demonstrates this fact, or (ii) provides a correct taxpayer identification number that certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under these rules will be credited against the Holder's U.S. federal income tax liability.

        THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATIONS. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE SOLICITATION, INCLUDING THE EFFECT OF ANY FEDERAL, STATE, LOCAL, FOREIGN OR OTHER LAWS.

                             ADDITIONAL INFORMATION;

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The Company is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file with the Commission periodic reports and other information relating to its business, financial condition and other matters. These reports and other informational filings required by the Exchange Act should be available for inspection at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549 and also should be available for inspection and copying at the regional offices of the commission located at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60611 and 7 World Trade Center, 13th Floor, New York, New York 10048. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Commission's Web site address is http://www.sec.gov. Copies of such material may be obtained by mail, upon payment of the Commission's customary fees, from the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 (telephone number: 1-800-SEC-0330).

        The Company's (i) Annual Report on Form 10-K for the year ended December 31, 1998 and (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, each filed by the Company with the Commission, are incorporated herein by reference and shall be deemed to be a part hereof.

        Any statement contained in a document listed above and incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Consent Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Statement. In addition, all reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Consent Statement and before the termination of the Solicitation shall be deemed to be incorporated by reference herein and to be made a part hereof from the date of filing of such reports and documents. Any statement contained in this Consent Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Consent Statement to the extent that a statement contained in any reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Consent Statement modifies or supersedes such statement.

        The information related to the Company contained in this Solicitation should be read in conjunction with the information contained in the documents incorporated by reference.

        The Company will provide without charge to each person to whom a copy of this Consent Statement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Eric R. Fencl, Vice President and General Counsel, Outsourcing Solutions Inc., 390 South Woods Mill Road, Suite 350, Chesterfield, Missouri 63017. In order to insure timely delivery of documents prior to the Expiration Date, any such requests should be made by November 15, 1999.

                                  MISCELLANEOUS

        No person has been authorized to give any information or make any representation other than as contained in this Consent Statement and, if given or made, such information or representation must not be relied upon as having been authorized.

                                                      OUTSOURCING SOLUTIONS INC.

November 9, 1999

                                     ANNEX I

SECTION 4.15.         OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

        (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase. Within 30 days following a Change of Control, the Company shall mail to each Holder of Notes at such Holder's registered address a notice stating: (i) that an offer (an "Offer") is being made pursuant to this Section 4.15 as a result of a Change of Control, the length of time the Offer shall remain open, and the maximum aggregate principal amount of Notes that will be accepted for payment pursuant to such Offer; (ii) the purchase price, the amount of accrued and unpaid interest and Liquidated Damages, if any, as of the purchase date, and the purchase date (which will be no earlier than 30 days or later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); (iii) the circumstances and material facts regarding such Change of Control to the extent known to the Company (including, but not limited to, information with respect to pro forma and historical financial information after giving effect to such Change of Control and information regarding the Person or Persons acquiring control); (iv) that any Note not tendered will continue to accrue interest and Liquidated Damages, if any; (v) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Offer shall cease to accrue interest and Liquidated Damages, if any, after the Change of Control Payment Date; (vii) that Holders electing to have any Notes purchased pursuant to an Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(viii) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (ix) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control.

        (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. Any amounts remaining after the purchase of Notes pursuant to the Change of Control Offer shall be returned by the Paying Agent to the Company.

        (c) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

---------------------------------

        "Change of Control" means the occurrence of any of the following:

        (i) the sale, lease or transfer, in one or a series of related transactions (other than by merger or consolidation), of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act) (other than the Principals or their Related parties);

        (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

        (iii) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (other than the Principals and their Related Parties) of a direct or indirect interest in more than 35% of the voting power of the voting stock of the Company by way of merger or consolidation of otherwise; or

        (iv)   a   majority   of the  members of the Board of  Directors  of the
Company cease to be Continuing Directors.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

         "Principals" means each of the general partners of MDC Management Company III, L.P., MDC Management Company IIIE, L.P. and MDC Management Company IIIA, L.P. and any Person controlled by one or more of such general partners.


        "Related Parties" means any Person controlled by the Principals, including any partnership of which the Principals or their Affiliates is the general partner.

                                    ANNEX II

        "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions and was permitted pursuant to and in accordance with the provisions set forth in Section
4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date pursuant to and in accordance with the provisions set forth in Section 4.09 hereof, the Company shall be in default of such covenant). The board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted to be incurred pursuant to and in accordance with the provisions set forth in Section 4.09 hereof and (ii) no Default or Event of Default would be in existence following such designation.

---------------------------------

        "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not (i) an Unrestricted Subsidiary or (ii) a direct or indirect Subsidiary of an Unrestricted Subsidiary; provided, however, that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

        "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

                                   ANNEX III

SECTION 4.11               TRANSACTIONS WITH AFFILIATES.

        The  Company  shall  not,  and shall not  permit  any of its  Restricted
Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any  Affiliate  Transaction  or series of related  Affiliate
Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of the Notes of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The foregoing provisions shall not apply to the following: (i) transactions between or among the Company and/or any of its Restricted Subsidiaries; (ii) Restricted Payments or Permitted Investments permitted under
Section 4.07 hereof; (iii) the payment of reasonable and customary fees and compensation to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company; (iv) the payment of fees in an aggregate amount not to exceed $750,000 in any twelve-month period pursuant to the Advisory Services Agreement; (v) any other transactions pursuant to the Advisory Services Agreement or transactions pursuant to the HBR Services Agreement, in each case, as in effect on the date hereof; and (vi) the payment of fees and expenses as set forth under the caption "Use of Proceeds" contained in the Offering Circular.

        Facsimile copies of the Consent Form will be accepted. The Consent Form and any other required documents should be sent by each Holder or his broker, dealer, commercial bank, trust company or nominee to the Information Agent at the address set forth below.

                              --------------------

          The Information and Tabulation Agent for the Solicitation is:
                              --------------------


                            MACKENZIE PARTNERS, INC.



                       By Mail, Overnight Courier or Hand:

                            MacKenzie Partners, Inc.

                                156 Fifth Avenue

                               New York, NY 10010

                             Attention: Simon Coope

                                  By Facsimile

                                 (212) 929-0061

                              Confirm by telephone:

                          (212) 929-5500 (Call Collect)

                           (800) 322-2885 (Toll Free)

                              --------------------



        Any questions or requests for assistance or additional copies of this Consent Statement, the Consent Form and the Letter of Instruction may be directed to the Information Agent at the telephone number and location listed above. You may also contact your broker, dealer, commercial bank or trust company for assistance concerning the Solicitation.

                 The Solicitation Agent for the Solicitation is:

                          Donaldson, Lufkin & Jenrette

                                 277 Park Avenue

                            New York, New York 10172

                        Telephone Number: (212) 892-7707

                             Attention: Tom Pereira

                              LETTER OF INSTRUCTION

                              TO REGISTERED HOLDER

                                       OF

                            OUTSOURCING SOLUTION INC.

               11% Senior Subordinated Notes due November 1, 2006

                               CUSIP No. 690132AC9

                    ----------------------------------------


                                                                November 9, 1999
To Our Clients:

    Outsourcing Solutions Inc., a Delaware corporation (the "Company"), is hereby soliciting consents (the "Consents"), on the terms and subject to the conditions set forth in the Consent Solicitation Statement (as it may be supplemented or amended from time to time, the "Consent Statement") and the related Consent Form (as it may be supplemented or amended from time to time, the "Consent Form" and together with the Consent Statement, the "Solicitation") from holders (each, a "Holder" and, collectively, the "Holders") of at least a majority of the aggregate principal amount of its outstanding 11% Senior Subordinated Notes due November 1, 2006 (the "Notes") issued pursuant to the Indenture, dated November 6, 1996 (the "Indenture"), among the Company, the subsidiary guarantors named therein and Wilmington Trust Company, as trustee, to the waiver of: (i) the Company's obligations under Section 4.15 of the Indenture, including its obligation to make a Change of Control Offer in connection with the recapitalization of the Company (the "Recapitalization") by an investor group led by an affiliate of Madison Dearborn Partners, Inc. ("MDP"); and (ii) the failure by the Company to comply with certain technical requirements relating to the qualification and operation of its financing subsidiary, OSI Funding Corp. ("OSI Funding"), as an Unrestricted Subsidiary under the Indenture and any and all consequences arising therefrom under the Indenture (collectively, the "Waivers"). Enclosed for your consideration are copies of the Consent Statement and the Consent Form. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Solicitation.

IN ORDER TO RECEIVE THE CONSENT PAYMENT, HOLDERS OF NOTES MUST PROVIDE THEIR CONSENTS (AND NOT HAVE REVOKED SUCH CONSENTS) AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 19, 1999 (THE "EXPIRATION DATE"). THE CONSENTS SHALL BECOME EFFECTIVE IMMEDIATELY UPON THE COMPANY RECEIVING THE REQUISITE CONSENTS (AS DEFINED) AND CERTIFYING TO THE TRUSTEE THAT SUCH REQUISITE CONSENTS HAVE BEEN RECEIVED. THE COMPANY WILL NOT BE OBLIGATED TO ACCEPT ANY CONSENTS RECEIVED AFTER THE EXPIRATION DATE. CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE EFFECTIVE DATE OF THE CONSENTS.

     The Company is offering to pay to each Holder who provides its Consent (and has not revoked such Consent) at or prior to 5:00 p.m., New York City time, on the Expiration Date, a payment of $100 per $1,000 of principal amount of Notes (the "Consent Payment"). The Company will not be obligated to make any Consent Payment in respect of any Consents not provided at or prior to 5:00 p.m., New York City time, on the Expiration Date. The Consent Payment will be made on the date of the closing of the Recapitalization (the "Consent Payment Date").

     If Consents are received from registered Holders of at least a majority of the aggregate principal amount of the outstanding Notes as of the Record Date (the "Requisite Consents"), such Consents will apply to all Notes issued under the Indenture and each Holder of such Notes will be bound by such Consents regardless of whether such Holder executed a Consent.

     MDP's obligation to complete the Recapitalization is expressly conditioned upon, among other things, the Company receiving the Requisite Consents to the Waivers.

    This material relating to the Solicitation is being forwarded to you as the beneficial owner of Notes carried by us for your account or benefit but not registered in your name. Delivery of the Consents with respect to any Notes may only be made by us as the registered Holder and pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to deliver the Consents with respect to any or all of the Notes held by us for your account. We urge you to read carefully the Consent Statement, the Consent Form and the other materials provided herewith before instructing us to deliver the Consents with respect to such Notes.

    Consents may be revoked by written notice of revocation received by MacKenzie Partners, Inc., the information and tabulation agent (the "Information Agent") at any time at or prior to 5:00 p.m., New York City time, on the Effective Date. Any permitted revocation of Consents may not be rescinded; and any Consents so withdrawn will thereafter be deemed not validly tendered for purposes of the Consent Payment; provided, however, that revoked Consents may again be tendered by following the procedures for tendering prior to the Expiration Date. No Consent Payment will be made in respect of any Consent which is not provided at or prior to 5:00 p.m., New York City time, on the Expiration Date.

     Your attention is directed to the following:

     1. If you desire to deliver the Consents with respect to any Notes and receive the Consent Payment, we must receive your instructions in ample time to permit us to submit the Consents on your behalf at or prior to 5:00 p.m., New York City time, on the Expiration Date.

     2. The Company's obligation to pay the Consent Payments for submitted Consents is subject to consummation of the Recapitalization.

     3.  MDP's  obligation  to  complete  the   Recapitalization   is  expressly
conditioned upon the Company receiving the Requisite Consents to the Waivers.

    4. The Company expressly reserves the right, in its sole discretion, subject to applicable law at any time or from time to time, to: (i) abandon or terminate the Solicitation for any reason at any time prior to the Consent Payment Date, not accept any Consents before the Consent Payment Date whether or not the Requisite Consents have been received by such date, or postpone the acceptance of any Consents or delay the Consent Payment for Consents accepted; (ii) waive any condition to the Solicitation and accept all Consents previously delivered pursuant to the Solicitation; (iii) extend the Expiration Date of the Solicitation and retain all Consents tendered pursuant thereto, subject to the withdrawal rights of Holders, and (iv) amend the Solicitation in any respect until the Consents that are the subject thereof are delivered.

    5. Obtaining the Requisite Consents will enable the Company to proceed with the Recapitalization. If Consents are received from registered Holders of at least a majority of the aggregate principal amount of the outstanding Notes as of the Record Date, such Consents will apply to all Notes issued under the Indenture and each Holder of such Notes will be bound by such Consents regardless of whether such Holder executed a Consent.

     If you wish to have us deliver your Consents pursuant to the Solicitation, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Consent Form is furnished to you for informational purposes only and may not be used by you to deliver the Consents.

     IMPORTANT: The Consent Form (or a facsimile thereof) must be received by the Information Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date in order for Holders to receive the Consent Payment.

                                  INSTRUCTIONS

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Solicitation.

    This will instruct you to deliver the undersigned's Consent with respect to the principal amount of Notes indicated below, pursuant to the terms of and conditions set forth in the Consent Statement November 9, 1999, and the Consent Form.

----------------------------- --------------------------------------------------

     Consents are to be                                  Principal Amount

   given pursuant to the                                    as to which
        Solicitation                                       Consents are
      ("Yes" or "No")*                               given in the Solicitation

----------------------------- --------------------------------------------------

----------------------------- --------------------------------------------------

----------------------------- --------------------------------------------------

----------------------------- --------------------------------------------------

----------------------------- --------------------------------------------------

----------------------------- --------------------------------------------------

* Unless otherwise indicated, "yes" will be assumed. Holders who desire to receive the Consent Payment are required to provide their Consents.

--------------------------------------------------------------------------------
                                PLEASE SIGN HERE

--------------------------------------------------------------------------------
                                  Signature(s)

--------------------------------------------------------------------------------
                             Name(s) (Please Print)

--------------------------------------------------------------------------------
                                     Address

--------------------------------------------------------------------------------
                                    Zip Code

--------------------------------------------------------------------------------
                           Area Code and Telephone No.

--------------------------------------------------------------------------------
                    Tax Identification or Social Security No.

--------------------------------------------------------------------------------
                           My Account Number With You

--------------------------------------------------------------------------------
                                      Date

--------------------------------------------------------------------------------

                                  CONSENT FORM

                          To Give Consent in Respect of

               11% Senior Subordinated Notes due November 1, 2006

                              (CUISP No. 690132AC9)

                                       of

                           OUTSOURCING SOLUTIONS INC.

     Pursuant to the Consent Solicitation Statement, dated November 9, 1999


IN ORDER TO RECEIVE THE CONSENT PAYMENT, HOLDERS OF NOTES MUST PROVIDE THEIR CONSENTS (AND NOT HAVE REVOKED SUCH CONSENTS) AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 19, 1999 (THE "EXPIRATION DATE"). THE CONSENTS SHALL BECOME EFFECTIVE IMMEDIATELY UPON THE COMPANY RECEIVING THE REQUISITE CONSENTS (AS DEFINED) AND CERTIFYING TO THE TRUSTEE THAT SUCH REQUISITE CONSENTS HAVE BEEN RECEIVED. THE COMPANY WILL NOT BE OBLIGATED TO ACCEPT ANY CONSENTS RECEIVED AFTER THE EXPIRATION DATE. CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE EFFECTIVE DATE OF THE CONSENTS.

          The Information and Tabulation Agent for the Solicitation is:

                            MACKENZIE PARTNERS, INC.


                          By Mail, Overnight Courier or

                                      Hand:

                            MacKenzie Partners, Inc.

                                156 Fifth Avenue

                               New York, NY 10010

                             Attention: Simon Coope

                                  By Facsimile

                                 (212) 929-0061

                              Confirm by telephone:

                          (212) 929-5500 (Call Collect)

                           (800) 322-2885 (Toll Free)

        Delivery of this Consent Form to an address other than as set forth above will not constitute a valid delivery.

     The instructions contained herein and in the Consent Statement (as defined below) should be read carefully before this Consent is completed.

     By execution hereof, the undersigned acknowledges receipt of the Consent Solicitation Statement dated November 9, 1999 (as the same may be amended from time to time, the "Consent Statement") and this Consent Form and instructions hereto (the "Consent Form"), which together constitute the Company's solicitation (the "Solicitation") of consents (the "Consents") from holders (each, a "Holder" and, collectively, the "Holders") of at least a majority of the aggregate principal amount of the Company's outstanding 11% Senior Subordinated Notes due November 1, 2006 (the "Notes") as of the Record Date issued pursuant to the Indenture dated November 6, 1996 (the "Indenture"), among the Company, the subsidiary guarantors named therein (collectively, the "Guarantors") and Wilmington Trust Company, as trustee (the "Trustee"), to the waiver of: (i) the Company's obligations under Section 4.15 of the Indenture, including its obligation to make a Change of Control Offer in connection with the recapitalization of the Company (the "Recapitalization") by an investor group led by an affiliate of Madison Dearborn Partners, Inc. ("MDP"); and (ii) the failure by the Company to comply with certain technical requirements relating to the qualification and operation of its financing subsidiary, OSI Funding Corp. ("OSI Funding"), as an Unrestricted Subsidiary under the Indenture and any and all consequences arising therefrom under the Indenture (collectively, the "Waivers").

     The Company is offering to pay to each Holder who provides its Consent (and has not revoked such Consent) at or prior to 5:00 p.m., New York City time, on the Expiration Date a payment of $100 per $1,000 of principal amount of Notes (the "Consent Payment"). The Company will not be obligated to make any Consent Payment in respect of any Consents not provided at or prior to 5:00 p.m., New York City time, on the Expiration Date. The Consent Payment will be made on the date of the closing of the Recapitalization (the "Consent Payment Date").
Capitalized terms used in this Consent Form and not otherwise defined herein have the meanings ascribed to them in the Consent Statement.

     If Consents are received from registered Holders of at least a majority of the aggregate principal amount of the outstanding Notes as of the Record Date (the "Requisite Consents"), such Consents will apply to all Notes issued under the Indenture and each Holder of such Notes will be bound by such Consents regardless of whether such Holder executed a Consent.

     MDP's obligation to complete the Recapitalization is expressly conditioned upon, among other things, the Company receiving the Requisite Consents to the Waivers.

     Use this Consent Form only to provide your Consent pursuant to the Solicitation.

     The Notes are currently on deposit with the Depository Trust Company ("DTC") and are registered in the name of DTC's nominee, Cede & Co., as nominee holder of the Notes. Cede & Co. will execute an omnibus proxy which will authorize its participants (each, a "Participant") to consent with respect to the Notes owned by it and held in the name of Cede & Co. as specified on the DTC position listing of Cede & Co., as of the Record Date, with respect to the Notes. The term "Holder" as used in this Consent Form means (i) each person (a) in whose name the Notes are registered as of the Record Date; or (b) whose name appears on a securities position listing of DTC as the holder of an interest in the Notes as of the Record Date and whom DTC has authorized to consent to the Waivers and (ii) any other person who has been authorized by proxy or in any other manner acceptable to the Company to vote Notes on behalf of the registered Holder thereof.

     Pursuant to Section 9.04 of the Indenture, a Consent with respect to all or a portion of a Note is a continuing Consent with respect to such Note or portion of a Note notwithstanding a subsequent transfer of ownership of such Note. Consents may be revoked prior to the date on which the Company receives the Requisite Consents, only by the Holder granting such Consent (or a duly authorized proxy of such person) by following the procedures set forth in the Consent Statement. Such revocation shall terminate the previously delivered Consent with respect to such Note unless a new Consent is given prior to the Expiration Date by following the procedure set forth herein.

     The Company is requesting that any and all of the Holders execute this Consent Form. This Consent Form must be executed by the Holder in the same manner as the Holder's name appears in the register maintained by the Trustee or on a DTC securities position listing reflecting such Holder as an owner of such Notes. If the Notes are held in more than one name, as reflected therein, such Consent Form must be executed by each such Holder. If this Consent Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and should submit with this Consent Form appropriate evidence of authority to execute this Consent Form. If the Notes owned by a Holder are held in different names, as reflected in such register or on such securities position listing, separate Consent Forms must be executed covering all such Notes. If applicable, this Consent Form should set forth the DTC participant number relating to the Notes with respect to which a Consent is given. In addition, if this Consent Form relates to less than the total principal amount of the Notes at maturity held in the name of such Holder, the Holder must list the principal amounts of the Notes at maturity to which this Consent Form relates. Otherwise, this Consent Form will be deemed to relate to the total principal amount of the Notes at maturity held in the name of such Holder.

        Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to Consent should promptly contact the person in whose name its Notes are registered and instruct such registered Holder to Consent on its behalf. A Letter of Instruction is contained in the Solicitation materials provided along with the Consent Statement which may be used by a beneficial owner to instruct the record Holder to deliver Consents. If a beneficial owner wishes to Consent on its own behalf, it must, prior to completing and executing the Consent, either make appropriate arrangements to register ownership of the Notes in its name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time.

     All questions as to the validity, form, eligibility (including time of receipt) and the acceptance of Consents will be resolved by the Company in its sole discretion whose determination shall be binding. The Company reserves the absolute right to reject all Consents that are not in proper form or the acceptance of which could, in the opinion of its counsel, be unlawful. The Company also reserves the right to waive any irregularities or conditions of delivery as to particular Consents, including the requirement that Consents must be delivered prior to the Expiration Date in order to receive the Consent Payment. Unless waived, any irregularities in connection with the deliveries must be cured within such time as the Company determines. None of the Company, the Information Agent, the Solicitation Agent, the Paying Agent and any other will be under any duty to give notification of any such irregularities or waiver. Deliveries of such Consents will not be deemed to have been properly made until such irregularities have been cured or waived. The interpretation of the Company of the terms and conditions of this Solicitation shall be binding.

     HOLDERS WHO WISH TO CONSENT SHOULD HAND DELIVER, SEND BY OVERNIGHT COURIER OR SEND BY FACSIMILE TRANSMISSION, THEIR PROPERLY COMPLETED AND EXECUTED CONSENT FORM TO THE INFORMATION AGENT IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN. HOWEVER, THE COMPANY RESERVES THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY IT OR THE INFORMATION AGENT. IN NO EVENT SHOULD A HOLDER TENDER OR DELIVER NOTES.

     THE SOLICITATION IS NOT BEING MADE TO (NOR WILL NOTES PROVIDED BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE SOLICITATION WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

     Delivery  of  documents  to  DTC  does  not  constitute   delivery  to  the
Information Agent.

    The undersigned has completed, executed and delivered this Consent to indicate the action the undersigned desires to take with respect to the Solicitation.

    Your bank or broker can assist you in completing this form. The instructions included with this Consent Form must be followed. Questions and requests for assistance or for additional copies of the Consent Statement and this Consent Form may be directed to the Information Agent. See Instruction 9 below.

     List below the Notes to which this Consent Form relates. If the space provided below is inadequate, list the certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this Consent Form. Consent Payments will only be made in payments of $100 per $1,000 of principal amount of Notes.

--------------------------------------------------------------------------------

                              DESCRIPTION OF NOTES

----------------------- -------------------- ---------------------- ------------


     Name(s) and                                                      Principal

    Address(es) of                                 Aggregate           Amount(s)

      Registered                                   Principal         As To Which

      Holder(s)             Certificate            Amount(s)        Consents Are

 (Please include DTC         Number(s)           Represented*       Given in the

       Number)                                                      Solicitation
----------------------- -------------------- ---------------------- ------------

----------------------- -------------------- ---------------------- ------------

----------------------- -------------------- ---------------------- ------------

----------------------- -------------------- ---------------------- ------------

----------------------- -------------------- ---------------------- ------------

----------------------- -------------------- ---------------------- ------------
   TOTAL PRINCIPAL
   AMOUNT OF NOTES

----------------------- -------------------- ---------------------- ------------

     * Unless otherwise indicated in the column labeled "Principal Amount(s) As To Which Consents Are Given in the Solicitation" and subject to the terms and conditions of the Consent Statement, a Holder will be deemed to have tendered the entire aggregate principal amount represented by the Notes indicated in the column labeled "Aggregate Principal Amount(s) Represented." See Instruction 3.
--------------------------------------------------------------------------------


     HOLDERS WHO WISH TO PROVIDE THEIR CONSENTS MUST COMPLETE THIS CONSENT FORM IN ITS ENTIRETY. THE COMPANY WILL NOT BE OBLIGATED TO PAY THE CONSENT PAYMENT TO HOLDERS OF NOTES WHO DELIVER THEIR CONSENTS AFTER THE EXPIRATION DATE.

                     NOTE: SIGNATURES MUST BE PROVIDED BELOW

               PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

     Upon the terms and subject to the conditions of the Solicitation, the undersigned hereby provides its Consent.

     Subject to, and effective upon, the acceptance of, and payment for, the Consent provided with this Consent Form, the undersigned hereby (i) waives the Company's obligations under Section 4.15 of the Indenture, including its obligation to make a Change of Control Offer in connection with the Recapitalization; and (ii) waives the failure by the Company to properly qualify and operate its financing subsidiary, OSI Funding, as an Unrestricted Subsidiary under the Indenture and any and all consequences arising therefrom under the Indenture. The undersigned hereby irrevocably constitutes and appoints the Information Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Information Agent also acts as the agent of the Company) with respect to such Consents, with full power of substitution and resubstitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to deliver to the Company and the Trustee this Consent Form as evidence of the undersigned's and as certification that the Requisite Consents to the Waivers duly executed by Holders of such Notes have been received, all in accordance with the terms and conditions of the Solicitation.

     The undersigned agrees and acknowledges that, by the execution and delivery hereof, the undersigned makes and provides the written Consent to the Waivers as permitted by Section 9.04 of the Indenture. The undersigned understands that any Consent provided hereby shall remain in full force and effect until such Consent is revoked in accordance with the procedures set forth in the Consent Statement and this Consent Form, which procedures are hereby agreed to be applicable in lieu of any and all other procedures for revocation set forth in the Indenture, which are hereby waived. The undersigned understands that a revocation of such Consent will not be effective after the Effective Date.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to give any Consent contained herein. The undersigned will, upon request, execute and deliver any additional documents deemed by the Information Agent or the Company to be necessary or desirable to perfect the undersigned's Consent to the Waivers.

    The undersigned understands that by providing its Consent pursuant to any of the procedures described in the Consent Statement under the caption "The Solicitation" and in the instructions hereto and acceptance thereof by the Company will constitute a binding agreement between the undersigned and the Company, upon the terms and subject to the conditions of the Solicitation.

    For purposes of the Solicitation, the undersigned understands that the Company will be deemed to have accepted validly delivered Consents (or defectively delivered Consents with respect to which the Company has waived such defect) if, as and when the Company gives oral, to be followed by written, notice thereof to the Information Agent.

    The undersigned understands that deliveries of Consents may be revoked by written notice of revocation received by the Information Agent at any time at or prior to 5:00 p.m., New York City time, on the Effective Date. Any permitted revocation of Consents may not be rescinded; and any Consents so withdrawn will thereafter be deemed not validly tendered for purposes of the Consent Payment; provided, however, that revoked Consents may again be tendered by following the procedures for tendering prior to the Expiration Date.

    The undersigned understands that notice of revocation of a Consent, to be effective, must (i) specify the name of the person having executed the Consent being revoked, (ii) identify the aggregate principal amount of the Notes held by such person, and (iii) be signed by the Holder in the same manner as the original signature on the Consent or be accompanied by a bond power, and a properly completed irrevocable proxy, in each case in the name of the person revoking the Consent, in a satisfactory form as determined by the Company in its sole discretion, duly executed by the registered Holder. A purported notice of revocation that lacks any of the required information or is dispatched to any other address will not be effective to revoke a Consent previously given.

    The undersigned understands that, under certain circumstances and subject to certain conditions of the Solicitation (each of which the Company may waive) set forth in the Consent Statement, the Company may not be required to accept any of the Consents delivered (including any Consents delivered after the Expiration
Date).

    All authority conferred or agreed to be conferred by this Consent Form shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Consent Form shall be binding upon the undersigned's heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

     Unless otherwise indicated herein under "Special Payment Instructions," the undersigned hereby requests that any Consent Payments to be made in connection with the Solicitation be issued to the order of the undersigned. Similarly, unless otherwise indicated herein under "Special Delivery Instructions," the undersigned hereby requests that any Consent Payments to be made in connection with the Solicitation be delivered to the undersigned at the address(es) shown below. In the event that the "Special Payment Instructions" box or the "Special Delivery Instructions" box or both are completed, the undersigned hereby requests that any Consent Payments to be made in connection with the Solicitation be issued in the name(s) of, and be delivered to, the person(s) at the address(es) so indicated. The undersigned recognizes that the Company has no obligation pursuant to the "Special Payment Instructions" box or "Special Delivery Instructions" box to make any Consent Payment if the Company does not accept any of the Consents so delivered.

                                PLEASE SIGN HERE

           (To Be Completed By All Consenting Holders of Notes)The completion, execution and delivery of this Consent Form will be deemed to constitute a Consent to the Waivers.

           This Consent Form must be executed by the Holder in the same manner as the Holder's name appears in the register maintained by the Trustee or on a DTC securities position listing reflecting such Holder as an owner of such Notes. If the Notes are held in more than one name, as reflected therein, such Consent Form must be executed by each such Holder. If the Consent Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and should submit with the Consent Form appropriate evidence of authority to execute the Consent Form. See Instruction 4 below. If the Notes owned by a Holder are held in different names, as reflected in such register or on such securities position listing, separate Consent Forms must be executed covering all such Notes. If applicable, the Consent Form should set forth the DTC participant number relating to the Notes with respect to which a Consent is given. In addition, if the Consent Form relates to less than the total principal amount of the Notes at maturity held in the name of such Holder, the Holder must list the principal amounts of the Notes at maturity to which the Consent Form relates. Otherwise, the Consent Form will be deemed to relate to the total principal amount of the Notes at maturity held in the name of such Holder.

           If the signature appearing below is not of the registered holder(s) of the Notes, then the registered holder(s) must sign a valid proxy.

      X
        ------------------------------------------------------------------------

      X
        ------------------------------------------------------------------------

               (Signature(s) of Holder(s) or Authorized Signatory)

           Dated:  November _____, 1999


       Name(s):
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                                       (Please Print)

      Capacity:
               -----------------------------------------------------------------

      Address:
              ------------------------------------------------------------------
              ------------------------------------------------------------------
                                    (Including Zip Code)




      Area Code and Telephone No.:
                                  ----------------------------------------------

                       COMPLETE SUBSTITUTE FORM W-9 HEREIN

                  SIGNATURE GUARANTEE (See Instruction 4 below)

        Certain Signatures Must be Guaranteed by an Eligible Institution

--------------------------------------------------------------------------------
            (Name of Eligible Institution Guaranteeing Signature(s))




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Address (including zip code) and Telephone Number(including area code) of Firm)

--------------------------------------------------------------------------------
                             (Authorized Signature)

--------------------------------------------------------------------------------
                                 (Printed Name)

--------------------------------------------------------------------------------
                                    (Title)

Dated:  November___ , 1999




--------------------------------------     -------------------------------------
  SPECIAL PAYMENT INSTRUCTIONS                 SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 3, 4, 5 and 7)             (See Instructions 3, 4, 5 and 7)

To be completed ONLY if the Consent       To be completed ONLY if the Consent
Payments to be made are to be sent        Payments to be made are to be sent
to someone other than the person          to an address different from that
whose signature(s) appear(s) within       shown in the box entitled "Description
this Consent Form.                        of Notes" within this Consent Form.


Name:                                      Name:
     ------------------------------             --------------------------------
            (Please Print)                             (Please Print)


Address:                                   Address:
        ---------------------------                -----------------------------
             (Please Print)                               (Please Print)



                        (Zip Code)                                    (Zip Code)



 Taxpayer Identification or Social             Taxpayer Identification or Social
    Security Number                                 Security Number

   (See Substitute Form W-9 herein)             (See Substitute Form W-9 herein)
--------------------------------------     -------------------------------------

                                  INSTRUCTIONS

          Forming Part of the Terms and Conditions of the Solicitation

      1. Delivery of this Consent Form. A properly completed and duly executed copy (or facsimile) of this Consent Form, and any other documents required by this Consent Form, must be received by the Information Agent at its address set forth herein at or prior to 5:00 p.m., New York City time, on the Expiration Date; provided, however, that the Company will not be obligated to make the Consent Payment to Holders who tender their Consents after the Expiration Date. The method of delivery of this Consent Form and all other required documents to the Information Agent is at the election and risk of Holders. If such delivery is by mail, it is suggested that Holders use properly insured registered mail, return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Information Agent at or prior to 5:00 p.m., New York City time, on such date. Except as otherwise provided below, the delivery will be deemed made when actually received or confirmed by the Information Agent. This Consent Form should be sent only to the Information Agent and not to the Company, the Trustee, the Solicitation Agent or the Paying Agent.

      2. Revocation of Consents. Consents may be revoked at any time prior to the Effective Date. For a revocation of Consents to be effective prior to the Effective Date a written notice must be received by the Information Agent at its address set forth above or on the back cover of this Consent Form. Any such notice of revocation must (i) specify the name of the person having executed the Consent being revoked, (ii) identify the aggregate principal amount of the Notes held by such person, and (iii) be signed by the Holder in the same manner as the original signature on the Consent or be accompanied by a bond power, and a properly completed irrevocable proxy, in each case in the name of the person revoking the Consent, in a satisfactory form as determined by the Company in its sole discretion, duly executed by the registered Holder. A purported notice of revocation which lacks any of the required information will not be an effective withdraw of a Consent previously made. A purported notice of revocation that lacks any of the required information or is dispatched to any other address will not be effective to revoke a Consent previously given.

      Revocation of Consents can only be accomplished in accordance with the foregoing procedures.

      Any permitted revocation of Consents may not be rescinded; and any Consents so withdrawn will thereafter be deemed not validly tendered for purposes of the Consent Payment; provided, however, that revoked Consents may again be tendered by following the procedures for tendering at or prior to the Expiration Date.

      All questions as to the validity (including time of receipt) of notices of withdrawal will be determined by the Company, it its sole discretion, whose determination will be final and binding. None of the Company, the Information Agent, the Solicitation Agent, the Paying Agent and any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal, or shall incur any liability for failure to give any such notification.

      3. Partial Tenders and Consents. If the Consent Form relates to less than the total principal amount of the Notes at maturity held in the name of the Holder, such Holder must list the principal amounts of the Notes at maturity held in the name of such holder in the last column of the box entitled "Description of Notes" herein.

      4. Signatures on this Consent and Letter of Transmittal, Bond Powers and Endorsement Guarantee of Signatures. If this Consent Form is signed by the registered Holder(s) of the Notes tendered hereby or with respect to which Consent is given, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Consent Form is signed by a Participant in DTC whose name is shown as the owner of the Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Notes.

      IF THIS CONSENT FORM IS EXECUTED BY A HOLDER OF NOTES WHO IS NOT THE REGISTERED HOLDER, THEN THE REGISTERED HOLDER MUST SIGN A VALID PROXY, WITH THE SIGNATURE OF SUCH REGISTERED HOLDER GUARANTEED BY AN ELIGIBLE INSTITUTION.

      If any of the Notes are owned of record by two or more joint owners, all such owners must sign this Consent Form. If any of the Notes are registered in different names, it will be necessary to complete, sign and submit as many separate copies of this Consent Form and any necessary accompanying documents as there are different names in which the Notes are held.

      [If this Consent Form is signed by an Acting Holder, and the Consent Payment to be made in connection with the Solicitation is to be issued to the order of the Acting Holder, then the Acting Holder need not provide a separate bond power. In any other case (including if this Consent Form is not signed by the Acting Holder), the Acting Holder must transmit a separate properly completed bond power with this Consent Form (executed exactly as the name(s) of the registered holder(s) appear(s) on such Notes, and, with respect to a participant in DTC whose name appears on a security position listing as the owner of Notes exactly as the name(s) of the participant(s) appear(s) on such security position listing), with the signature on the endorsement or bond power guaranteed by an Eligible Institution, unless such bond powers are executed by an Eligible Institution.]

      If this Consent Form or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company of their authority to so act must be submitted with this Consent Form.

      Signatures on bond powers and proxies and Consents provided in accordance with this Instruction 4 by registered Holders not executing this Consent Form must be guaranteed by an Eligible Institution.

      No signature guarantee is required if: (i) this Consent Form is signed by the registered holder(s) of the Notes tendered herewith (or by a Participant in DTC whose name appears on a security position listing as the owner of Notes) and the payments for the Consent Payments to be made are to be issued, directly to such registered Holder(s) and the "Special Payment Instructions" box of this Consent and Letter of Transmittal has not been completed; or (ii) such Consents are delivered for the account of an Eligible Institution. In all other cases, all signatures on Consent Forms must be guaranteed by an Eligible Institution.

      5. Special Issuance and Special Delivery Instructions. Consenting Holders should indicate in the applicable box or boxes the name and address to which Consent Payments to be made are to be issued or sent, if different from the name and address of the Holder signing this Consent Form. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated.

      6. Taxpayer Identification Number. Each consenting Holder is required to provide the Information Agent with the Holder's correct taxpayer identification number ("TIN"), generally the Holder's social security or federal employer identification number, on Substitute Form W-9, which is provided under "Important Tax Information" below or, alternatively, to establish another basis for exemption from backup withholding. A Holder must cross out item (2) in the Certification box on Substitute Form W-9 if such Holder is subject to backup withholding. Failure to provide the information on the form may subject the tendering Holder to 31% federal income tax backup withholding on the payment, including the Consent Payment, if any, made to the Holder or other payee with respect to Consents delivered pursuant to the Solicitation. The box in Part 3 of the form should be checked if the consenting Holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Information Agent is not provided with a TIN within 60 days thereafter, the Information Agent will withhold 31% from all such payments with respect to the Consent Payment to be made until a TIN is provided to the Information Agent.

      7. Irregularities. All questions as to the form of all documents and the validity (including time of receipt) and deliveries and revocations of Consents will be determined by the Company, in its sole discretion, which determination shall be final and binding. Alternative, conditional or contingent Consents will not be considered valid. The Company reserves the absolute right to reject any or all of Consents that are not in proper form or the acceptance of which would, in the Company's opinion, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of delivery as to particular Consents. The Company's interpretations of the terms and conditions of the Solicitation (including the instructions in this Consent Form) will be final and binding. Any defect or irregularity in connection with deliveries of Consents must be cured within such time as the Company determines, unless waived by the Company. A defective Consent may, in the sole discretion of the Company, constitute a valid Consent and will be counted for purposes of determining whether Requisite Consents have been obtained. None of the Company, the Information Agent, the Solicitation Agent, the Paying Agent or any other person will be under any duty to give notice of any defects or irregularities in deliveries of Consents or will incur any liability to Holders for failure to give any such notice.

     8. Waiver of Conditions. The Company expressly reserves the absolute right, in its sole discretion, to amend or waive any of the conditions to the Solicitation in the case of any Consents delivered at any time and from time to time.

      9. Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of this Consent Statement may be directed to the Information Agent at the telephone number and location listed below. You may also contact your broker, dealer, commercial bank or trust company for assistance concerning this Solicitation.

                            IMPORTANT TAX INFORMATION

      Under federal income tax laws, a Holder whose Consents are accepted for payment is required to provide the Information Agent with such Holder's correct TIN on Substitute Form W-9 below or otherwise establish a basis for exemption from backup withholding. If such Holder is an individual, the TIN is his social security number. If the Information Agent is not provided with the correct TIN, a $50 penalty may be imposed by the Internal Revenue Service, and any Consent Payment, made with respect to Consents provided pursuant to the Solicitation may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements also may result in the imposition of severe criminal and/or civil fines and penalties.

      Certain Holders (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. Exempt Holders should furnish their TIN, write "Exempt" on the face of the Substitute Form W-9, and sign, date and return the Substitute Form W-9 to the Information Agent. A foreign person, including entities, may qualify as an exempt recipient by submitting to the Information Agent a properly completed Internal Revenue Service Form W-8, signed under penalties of perjury, attesting to that Holder's foreign status. A Form W-8 can be obtained from the Information Agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

      If backup withholding applies, the Information Agent is required to withhold 31% of any payments made to the Holder or other payee. Backup withholding is not an additional federal income tax; rather, the federal income tax liability of persons subject to backup withholding is reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

      Purpose of Substitute Form W-9

      To prevent backup withholding on any Consent Payment, made with respect to Consents provided pursuant to the Solicitation, the Holder is required to provide the Information Agent with either (i) the Holder's correct TIN by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such Holder is awaiting a TIN) and that (A) the Holder has not been notified by the Internal Revenue Service that the Holder is subject to backup withholding as a result of failure to report all interest or dividends or (B) the Internal Revenue Service has notified the Holder that the Holder is no longer subject to backup withholding; or (ii) an adequate basis for exemption.

      What Number to Give the Information Agent

      The Holder is required to give the Information Agent the TIN (e.g., social security number or employer identification number) of the registered holder of the Notes. If the Notes are held in more than one name or are not held in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

--------------------------------------------------------------------------------
                     Part 1--PLEASE PROVIDE YOUR TIN IN THE

                       BOX AT RIGHT AND CERTIFY BY SIGNING
SUBSTITUTE                      AND DATING BELOW.
                                                  ------------------------------
                                                     Social Security Number

Form W-9                                                      OR
                                                  ------------------------------
Department of the                                 Employer Identification Number
Treasury


Payer's Request for Taxpayer

Identification Number (TIN)

--------------------------------------------------------------------------------
            Part 2--Certification--Under the penalties of Part3--Awaiting TIN perjury, I certify that: (1) The number shown on this form is my correct Taxpayer Identification
            Number (or I am waitingfor a number to be issued
            to me) and                                          Awaiting TIN

            (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

--------------------------------------------------------------------------------

            Certificate Instructions--You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

            SIGNATURE                       DATE           , 1999
                        --------------------        ----------
------------------------------- ------------------------------------------------

         NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE SOLICITATION. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

                 YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

      I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

--------------------------------        ------------------------------, 1999
       Signature                                   Date

          The Information and Tabulation Agent for the Solicitation is:

                            MACKENZIE PARTNERS, INC.



                       By Mail, Overnight Courier or Hand:

                            MacKenzie Partners, Inc.

                                156 Fifth Avenue

                               New York, NY 10010

                             Attention: Simon Coope

                                  By Facsimile:

                                 (212) 929-0061

                              Confirm by telephone:

                          (212) 929-5500 (Call Collect)

                           (800) 322-2885 (Toll Free)

                              --------------------

        Any questions or requests for assistance or additional copies of this Consent Statement and the Consent Form may be directed to the Information Agent at the telephone number and location listed above. You may also contact your broker, dealer, commercial bank or trust company for assistance concerning the Solicitation.

                 The Solicitation Agent for the Solicitation is:

                          Donaldson, Lufkin & Jenrette

                                 277 Park Avenue

                            New York, New York 10172

                        Telephone Number: (212) 892-7707

                             Attention: Tom Pereira